    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 2002

                                                   REGISTRATION NO. 333---
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                               TEKNI-PLEX, INC.*
             (Exact name of Registrant as specified in its charter)

             DELAWARE                          3086, 3052                         22-3286312
    (State or jurisdiction of         (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                           260 NORTH DENTON TAP ROAD
                              COPPELL, TEXAS 75019
                           TELEPHONE: (972) 304-5077
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                              DR. F. PATRICK SMITH
                            CHIEF EXECUTIVE OFFICER
                                TEKNI-PLEX, INC.
                           260 NORTH DENTON TAP ROAD
                              COPPELL, TEXAS 75019
                           TELEPHONE: (972) 304-5077
                           FACSIMILE: (972) 304-6297
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:
                               FRANCIS J. MORISON
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                           TELEPHONE: (212) 450-4044
                           FACSIMILE: (212) 450-6892
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                AMOUNT TO BE    OFFERING PRICE         AGGREGATE         AMOUNT OF
            SECURITIES TO BE REGISTERED             REGISTERED(1)     PER UNIT(1)      OFFERING PRICE(1)  REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
12 3/4% Series B Senior Subordinated Notes due
  2010............................................. $40,000,000          100%             $40,000,000          $3,680
--------------------------------------------------------------------------------------------------------------------------
Guarantees of 12 3/4% Series B Senior Subordinated
  Notes due 2010(2)................................      --               --                  --              None(3)
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the Registration Fee as provided in Rule 457(F).

(2) The 12 3/4% Series B Senior Subordinated Notes due 2010 are guaranteed by each of the entities listed in the Table of Additional Registrants.

(3) Pursuant to Rule 457(n), no Registration Fee is required with respect to the guarantees of the notes registered hereby.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        *TABLE OF ADDITIONAL REGISTRANTS

                                                               STATE OR OTHER
                                                              JURISDICTION OF    I.R.S. EMPLOYER
                                                              INCORPORATION OR   IDENTIFICATION
NAME, ADDRESS AND TELEPHONE NUMBER                              ORGANIZATION         NUMBER
----------------------------------                            ----------------   ---------------
PureTec Corporation(1)......................................  Delaware           22-3376449
Plastic Specialties and Technologies, Inc.(1)...............  Delaware           22-2743384
Plastic Specialties and Technologies Investments, Inc.(1)...  Delaware           22-2663552
Burlington Resins, Inc.(1)..................................  Delaware           22-3334106
Pure Tech APR, Inc.(1)......................................  New York           11-3065942
Coast Recycling North, Inc.(1)..............................  California         68-0200870
Distributors Recycling, Inc.(1).............................  New Jersey         22-2466975
REI Distributors, Inc.(1)...................................  New Jersey         22-2418824
Pure Tech Recycling of California(1)........................  California         77-0356589
Alumet Smelting Corp.(1)....................................  New Jersey         22-2054447
Tri-Seal Holdings, Inc(1)...................................  Delaware           52-2141575
Natvar Holdings, Inc(1).....................................  Delaware           22-3703725
TPI Acquisition Subsidiary, Inc.(1).........................  Delaware           52-2340472
TP/Elm Acquisition Subsidiary, Inc.(1)......................  Delaware           71-0891561

---------------

(1) The address of each of these additional registrants is: 201 Industrial Parkway, Somerville, New Jersey 08876. The telephone number of each is (908) 722-4800.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 22, 2002

PROSPECTUS

                                TEKNI-PLEX, INC.
                               OFFER TO EXCHANGE
              12 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2010
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF OUR OUTSTANDING
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2010
                             ---------------------
     We are offering to exchange up to $40,000,000 of our 12 3/4% Series B Senior Subordinated Notes due 2010, which will be registered under the Securities Act of 1933, as amended, for up to $40,000,000 of our existing
12 3/4% Senior Subordinated Notes due 2010. We have $275,000,000 principal amount of our existing 12 3/4% Senior Notes due 2010 issued and outstanding that have identical terms to the notes offered by this prospectus. We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement entered into when the old notes were sold in transactions permitted by Rule 144A and Regulation S under the Securities Act.

     The terms of the new notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.
                             ---------------------
     To exchange your old notes for new notes:

     - You must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent by 5:00 p.m., New York time, on
                 , 2002.

     - If your old notes are held in book-entry form at The Depository Trust Company, you must instruct DTC, through your signed letter of transmittal, that you wish to exchange your old notes for new notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of old notes for new notes.

     - You should read the section called "The Exchange Offer" for additional information on how to exchange your old notes for new notes.

     SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DESCRIPTION OF RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE TENDERING YOUR OLD NOTES IN THE EXCHANGE OFFER.

     THIS PROSPECTUS IS ACCOMPANIED BY A COPY OF THE FOLLOWING: OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 29, 2001 AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 29, 2002.
                             ---------------------
     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
                             ---------------------
                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Where You Can Find More Information.........................    i
The Exchange Offer..........................................    3
Risk Factors................................................    8
Use of Proceeds.............................................   14
Capitalization..............................................   15
The Exchange Offer..........................................   16
Description of the New Notes................................   24
Certain United States Federal Income Tax Considerations.....   53
Plan of Distribution........................................   53
Legal Matters...............................................   54
Experts.....................................................   54

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and in the Pro Forma Unaudited Condensed Financial Information and the related notes thereto. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." All forward-looking statements attributable to Tekni-Plex or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act, and we file periodic reports and other information with the SEC. Our obligation to file periodic reports and other information with the SEC will be suspended if the notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of Tekni-Plex. We have also agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the noteholders and following the consummation of the exchange offer file with the SEC (unless the SEC will not accept such a filing):

     - all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants and

     - all reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

     In addition, for so long as any of the notes remain outstanding, we will make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof the information required by Rule 144(d)(4) under the Securities Act. Under the indenture, we will file with the trustee annual, quarterly and other reports within 15 days after we file such reports with the SEC. Further, to the extent that we furnish annual, quarterly or other financial reports to stockholders generally, we will mail such reports to holders of notes. We will furnish annual and quarterly financial reports to our stockholders and will mail such reports to holders of notes pursuant to the indenture. Annual reports delivered to the trustee and the noteholders will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public or certified public accountant. We will also furnish such other reports as may be required by law.

     STATEMENTS MADE IN THIS PROSPECTUS OR IN ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS AS TO THE CONTENTS OF ANY CONTRACT OR OTHER DOCUMENT REFERRED TO HEREIN OR THEREIN ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF THE CONTRACT OR OTHER DOCUMENT FILED AS AN EXHIBIT TO THE DOCUMENTS INCORPORATED BY REFERENCE, EACH STATEMENT BEING QUALIFIED IN ALL MATERIAL RESPECTS BY THAT REFERENCE.

     WE WILL PROMPTLY PROVIDE WITHOUT CHARGE TO YOU, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER
THAN           , 2002, OR FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE, IF THE
EXCHANGE OFFER IS EXTENDED. REQUESTS SHOULD BE DIRECTED TO:

                                TEKNI-PLEX, INC.
                           260 NORTH DENTON TAP ROAD
                              COPPELL, TEXAS 75019
                           TELEPHONE: (972) 304-5077
                           FACSIMILE: (972) 304-6297

     Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                          Public Reference Room Office
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is considered to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the

SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     - Our Annual Report on Form 10-K for the year ended June 29, 2001; and

     - Our Quarterly Reports on form 10-Q for the quarters ended September 28, 2001, December 28, 2001 and March 29, 2002.

     Copies of our most recent annual report on Form 10-K and quarterly report on Form 10-Q accompany this prospectus as well as being incorporated into this prospectus by reference.

                               PROSPECTUS SUMMARY

     The following summary contains information about Tekni-Plex and the exchange offer. It does not contain all the information that may be important to you in deciding whether to exchange your old notes. For a more complete understanding of Tekni-Plex and the exchange offer, we urge you to read this entire prospectus carefully, including the "Risk Factors" section and our financial statements and the notes to those statements. Our fiscal year ends on the Friday closest to June 30 of each calendar year. For example, fiscal year 2001 refers to the year ended June 29, 2001.

COMPANY OVERVIEW

     We are a global, diversified manufacturer of packaging, products and materials for the healthcare, food and consumer industries. We have built a leadership position in our core markets and focus on vertically integrated production of highly specialized products. Our operations are aligned under two business groups: Industrial Packaging, Products and Materials and Consumer Packaging and Products.

COMPETITIVE STRENGTHS

     We believe that our competitive strengths include:

     - Strong customer relationships. We have long-standing relationships with many of our customers. We attribute our long-term customer relationships to our ability consistently to manufacture high quality products and provide a superior level of customer service. We routinely win customer awards for our superior products and customer service and have recently been recognized for supplier excellence by 3M Pharmaceuticals, Pfizer, Eli Lilly, Boston Scientific, Kraft Foods and Purdue Farms, among others.

     - Strong market positions in core businesses. We have a strong market presence in our product lines. The following table shows what we believe to be our market position in the U.S. in each core product line:

                                                               MARKET
PRODUCT                                                       POSITION
-------                                                       --------
Vinyl medical device materials..............................     1
Vinyl medical tubing........................................     1
Laminated, clear, high barrier blister packaging............     1
Closure liners..............................................     1
Garden and irrigation hose..................................     1
Precision tubing and gaskets................................     1
Egg cartons.................................................     1
Foam processor trays........................................     2

     - Experienced management team. Our management team has been successful in selecting and integrating strategic acquisitions as well as improving underlying business fundamentals. After significantly improving the business of Tekni-Plex following our 1994 acquisition, management successfully integrated both the Flemington and Dolco operations during 1996, the latter being a public company then nearly twice our size. During the same period, the Brooklyn and Flemington operations were also successfully merged. In 1997, we acquired and integrated the PurePlast operations. In 1998, we acquired PureTec, a public company then more than twice our size. In 1999, we acquired and integrated the assets and business of Tn-Seal and Natvar. In 2000, we acquired and integrated all the assets of the Super Plastics division of RCR International, Inc. In 2001, we acquired and integrated the Swan Hose garden hose business of Mark IV Industries, Inc. Management has substantially improved the operating margins of each of these acquisitions. Members of our management team have integrated acquisitions, effected turnarounds, provided strategic direction and leadership, increased sales and market share, improved manufacturing efficiencies and productivity, and developed new technologies to enhance the competitive strengths of the companies they have managed.

     - Cost efficient producer. We continually focus on improving underlying operations and reducing costs. Since the 1994 acquisition, current management has improved our cost structure from an EBITDA margin of 8.5% with EBITDA of $3.8 million on sales of $44.9 million for the 12 months ended December 31, 1993 to an EBITDA margin of 19.0% with EBITDA of $100.1 million on sales of $525.8 million for the fiscal year ended June 29, 2001. Our acquisitions have provided significant opportunities to realize cost savings and synergies in the combined businesses through the sharing of complementary technologies and manufacturing techniques, as well as economies of scale including the purchase of raw materials.

     - Producer of high quality, technically sophisticated products. We believe, based upon our knowledge and experience in the industry, that we have a long-standing reputation as a manufacturer of high quality, high performance products, materials and primary packaging material (where the packaging material comes into direct contact with the end product). Our emphasis on quality is evidenced by our product lines which address the more technically sophisticated areas of their respective markets.

     - Strong equity sponsorship. We have obtained a strong equity commitment from co-investors in conjunction with the recapitalization in June 2000. New investors agreed to contribute $269.6 million in aggregate equity commitments to Tekni-Plex Partners, of which $167.0 million was contributed to consummate the recapitalization in June 2000. Of the remaining $102.6 million, $5.0 million was contributed in conjunction with our acquisition of Super Plastics in October 2000, and $30.0 million was contributed in June 2001 in anticipation of our announced acquisition of Mark IV's Swan Hose division. In October 2001, an additional $50.0 million was contributed to consummate the Swan Hose acquisition and in anticipation of our Elm acquisition. The remaining $17.6 million is available at least through June 2005 to be used for our general corporate purposes, including acquisitions. We believe that these equity commitments will provide us with significant flexibility to take advantage of business opportunities as they arise. In connection with the recapitalization, all members of our current management maintained their entire equity investment, which had an implied aggregate value, as of June 2000, of approximately $96.0 million.

BUSINESS STRATEGY

     We seek to maximize our profitability and growth and take advantage of our competitive strengths by pursuing the following business strategy:

     - Ongoing cost reduction through technical process improvement. We have an ongoing program to improve manufacturing and other processes in order to drive down costs. Examples of cost improvement programs include:

      - material and energy conservation through enhanced process controls and advanced product design;

      - reduction in machine set-up time through the use of proprietary technology;

      - continual product line rationalization; and

      - development of backward and forward integration opportunities.

     - Internal growth through product line extension and improvement. We continually seek to improve and extend our product lines and leverage our existing technological capabilities in order to increase market share in existing markets, effectively penetrate new markets and improve profitability. Our strategy is to emphasize our expertise in providing packaging, products and materials with specific high performance characteristics through the development of various unique proprietary materials and proprietary manufacturing process techniques.

     - Growth through acquisitions. We will continue to pursue acquisitions selectively when the opportunity arises. Our objective is to pursue acquisitions that provide us with the opportunity to gain economies of scale and reduce costs through, among other things, technology sharing and synergistic cost reduction.

     - Growth through international expansion. We believe that there is significant opportunity to expand our international sales, which currently represent approximately 11% of our total revenues. At present we have manufacturing or conversion operations with attached sales offices in Argentina, Canada, The United Kingdom, Belgium and Italy. We have a regional sales office in Singapore covering the southeast Asia region, including the People's Republic of China. In addition, we have manufacturing liaisons and strategic supplier agreements in Japan, Germany and Italy and a manufacturing licensee in Japan. We have recently added sales representatives for Jordan, Saudi Arabia and the United Arab Emirates, as well as in the Philippines and India to our existing representatives in Australia/New Zealand, South Africa, Central America, Brazil, Mexico, China (including Hong Kong) and Taiwan. We believe that our growing international presence, which is a combination of our own regional manufacturing and sales forces and independent sales representatives, will continue to generate increases in sales.

RECENT DEVELOPMENTS

     On July 10, 2002, Tekni-Plex acquired Elm Packaging Company for
$16.4 million in cash. The acquisition was structured as an acquisition of substantially all of the assets of Elm by a wholly-owned subsidiary of Tekni-Plex. Elm produces polystyrene foam packaging products such as plates, bowls, trays and hinged-lid containers for the food service industry. Elm will become part of Tekni-Plex's Industrial Packaging, Products and Materials business segment.

                               THE EXCHANGE OFFER

     All capitalized terms used without definition within this section shall have the respective meanings set forth under "Description of the New Notes" below.

New Notes.....................   $40,000,000 principal amount of 12 3/4% Series
                                 B Senior Subordinated Notes due 2010. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

Old Notes.....................   The old notes were sold on May 6, 2002 to
                                 Lehman Brothers Inc. (the initial purchaser) pursuant to a Purchase Agreement dated May 1, 2002 between Tekni-Plex and the initial purchaser. The initial purchaser subsequently resold the old notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

The Exchange Offer............   We are offering to exchange $1,000 principal
                                 amount of new notes for each $1,000 principal amount of old notes. As of the date hereof, $40,000,000 aggregate principal amount of old notes are outstanding. We are offering to issue the new notes to satisfy our obligations contained in the registration rights agreement we entered into when we sold the old notes in transactions pursuant to Rule 144A, Rule 501 and Regulation S under the Securities Act.

                                 Based on interpretations by the SEC's staff in no-action letters issued to third parties, we believe that new notes issued in exchange for old notes in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving notes for your own account, so long as:

                                 - you are not one of our "affiliates," which is
                                   defined in Rule 405 of the Securities Act;

                                 - you acquire the new notes in the ordinary
                                   course of your business;

                                 - you do not have any arrangement or
                                   understanding with any person to participate in the distribution of the new notes; and

                                 - you are not engaged in, and do not intend to
                                   engage in, a distribution of the new notes.

                                 If you are an affiliate of Tekni-Plex, or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new notes acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC's staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                                 If you are a broker-dealer and receive new notes for your own account in the exchange offer:

                                 - you must represent that you do not have any
                                   arrangement with us or any of our affiliates to distribute the new notes;

                                 - you must acknowledge that you will deliver a
                                   prospectus in connection with any resale of the new notes you receive from us in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act; and

                                 - you may use this prospectus, as it may be
                                   amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market-making or other trading activities.

                                 For a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

Expiration Date, Tenders,
Withdrawal....................   5:00 p.m., New York City time, on           ,
                                 2002 unless we choose to extend the exchange offer in our sole discretion, in which case the term "expiration date" means the latest date and time to which we extend the exchange offer.

                                 To tender your old notes you must follow the detailed procedures described under the heading "The Exchange Offer -- Procedures for Tendering" including special procedures for certain beneficial owners and broker-dealers. If you decide to exchange your old notes for new notes, you must acknowledge that you do not intend to engage in and have no arrangement with any person to participate in a distribution of the new notes. If you decide to tender your old notes pursuant to the exchange offer, you may withdraw them at any time prior to 5:00 p.m., New York City time, on the expiration date.

Maturity Date.................   June 15, 2010.

Interest......................   Interest on new notes will accrue from the last
                                 interest payment date on which interest was paid on the old notes surrendered for them, or, if no interest has been paid on such old notes, from May 6, 2002. We will not pay interest on the old notes accepted for exchange. Interest will be paid on June 15 and December 15 of each year.

Denominations and Issuance of
New Notes.....................   The new notes will be issued only in registered
                                 form without coupons, in minimum denominations of $1,000 and multiples of $1,000.

Consequences of Failure to
Exchange......................   If you fail to exchange your old notes for new
                                 notes in the exchange offer, your old notes will continue to be subject to transfer restrictions and you will not have any further rights under the registration rights agreement, including any right to require us to register your old notes or to pay any additional interest.

Trading Market................   To the extent that old notes are tendered and
                                 accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, old notes could be adversely affected. There may be no trading market for the old notes.

                                 We cannot assure you that an active public market for the new notes will develop or as to the liquidity of any market that may develop for the new notes, your ability to sell the new notes, or the price at which you would be able to sell the new notes.

Shelf Registration
Statement.....................   If any holder of the old notes (other than any
                                 such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the exchange offer, and such holder has provided information regarding such holder and the distribution of such holder's old notes to us for use therein, we have agreed to register the old notes on a shelf registration statement and to use our best efforts to cause it to be declared effective by the SEC as promptly as reasonably practical on or after the consummation of the exchange offer. We have agreed to maintain the effectiveness of the shelf registration Statement, under certain circumstances, until the date on which the old notes are no longer "restricted securities"
                                 (within the meaning of Rule 144 under the Securities Act).

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of the new notes in the exchange offer.

Exchange Agent................   HSBC Bank USA is the exchange agent for the
                                 exchange offer.

Federal Income Tax
Consequences..................   Your exchange of old notes for new notes
                                 pursuant to the exchange offer will not result in a gain or loss to you.

Ranking.......................   The new notes and the guarantees will be
                                 unsecured senior subordinated obligations. The new notes will rank:

                                 - subordinate in right of payment to all of our
                                   and our guarantors' existing and future
                                   senior indebtedness (including our and our guarantors' obligations under our senior credit facility);

                                 - equal in right of payment to our and our
                                   guarantors' existing and future senior
                                   subordinated indebtedness (including our existing 12 3/4% Senior Subordinated Notes due 2010); and

                                 - senior in right of payment to our and our
                                   guarantors' future subordinated indebtedness.

Exchange Guarantee............   The new notes will be fully and unconditionally
                                 guaranteed on a senior subordinated basis by our domestic subsidiaries. The form and terms of the new guarantees will be substantially identical to the form and terms of the old guarantees. The guarantees will be general unsecured obligations of the guarantors and will rank subordinate in right of payment to all existing and future senior debt of such guarantors, including the guarantors' guarantee of indebtedness under the new credit facility.
                                 The guarantees will rank equal in right of payment with any other senior subordinated indebtedness of the guarantors. Our foreign subsidiaries will not be guarantors.

Optional Redemption...........   We may redeem the new notes in whole or in
                                 part, at any time on or after June 15, 2005 at the redemption prices set forth in the "Description of the New Notes" section under the heading "Optional Redemption" (plus accrued and unpaid interest to the redemption date).
                                 Prior to June 15, 2003 we may redeem up to 35% of the principal amount of the new notes with the cash proceeds we have received from one or more public offerings of our capital stock
                                 (other than disqualified stock) at a redemption price of 112.75 % of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided, however, that at least 65% of the aggregate principal amount of the old notes originally issued pursuant to the initial private placement (including any new notes exchanged therefor) remains outstanding immediately after any such redemption.

Change of Control.............   Upon a change of control of Tekni-Plex, you may
                                 require us to repurchase your new notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. See "Description of New Notes -- Change of Control." Our new credit facility prohibits us from purchasing outstanding new notes prior to repaying borrowings under the new credit facility. We cannot assure you that upon a change of control we will have sufficient funds to repurchase any of the new notes. See
                                 "Description of Certain Indebtedness."

Certain Covenants.............   The indenture governing the new notes contains
                                 covenants, which are the same as the covenants applicable to the old notes, that, among other things, limit our and certain of our subsidiaries' ability to:

                                 - incur liens upon properties or assets;

                                 - incur additional indebtedness;

                                 - merge or consolidate with another company;

                                 - transfer substantially all of our assets;

                                 - enter into transactions with affiliates;

                                 - make certain restricted payments or
                                   investments; or

                                 - permit dividend or other payment restrictions
                                   to apply to subsidiaries.

                                 For more details, see the section under the heading "Description of the New
                                 Notes -- Covenants" in the prospectus. In addition, in certain circumstances, we will be required to offer to purchase new notes at 100% of the principal amount thereof with the net proceeds of certain asset sales. These covenants are subject to a number of significant exceptions and qualifications.

     For additional information regarding the new notes, see "Description of the New Notes."

                                  RISK FACTORS

     You should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included in this prospectus in evaluating the exchange offer and deciding whether to exchange your old notes.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                               YEARS ENDED                         NINE MONTHS ENDED
                                            --------------------------------------------------   ---------------------
                                            JUNE 27,   JULY 3,   JULY 2,   JUNE 30,   JUNE 29,   MARCH 30,   MARCH 29,
                                              1997      1998      1999       2000       2001       2001        2002
                                            --------   -------   -------   --------   --------   ---------   ---------
Ratio of earnings to fixed charges........    2.6x      1.9x      1.7x       1.8x      0.8x        0.6x        0.9x

     For the purposes of the ratio of earnings to fixed charges, (i) earnings are calculated as our earnings before income taxes, extraordinary item and fixed charges and (ii) fixed charges include interest on all indebtedness and amortization of deferred financing costs. For the nine-month periods ended March 30, 2001 and March 29, 2002, fixed charges exceed earnings by $20.4 million and $7.2 million, respectively.

                                  RISK FACTORS

     You should carefully consider the following risk factors as well as the other information and data included in this prospectus before investing in the notes. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

RISKS RELATING TO OUR DEBT

  OUR SUBSTANTIAL INDEBTEDNESS COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES AND OTHERWISE RESTRICT OUR ACTIVITIES.

     We currently have a significant amount of indebtedness. Our total debt and stockholders' equity (deficit) were $672.8 million and $(96.1) million, respectively, as of March 28, 2002. Our substantial debt may have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to these notes;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - put us at a competitive disadvantage compared to our competitors that have less debt;

     - increase our vulnerability to general adverse economic and industry conditions;

     - increase our vulnerability to interest rate increases to the extent our variable-rate debt is not effectively hedged; and

     - limit our ability to make investments or take other actions or borrow additional funds.

     In addition, the indenture relating to the notes and our credit facility contain financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in acceleration of all of our debts.

  DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL INDEBTEDNESS.

     Despite our high leverage, we may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not prohibit us or our subsidiaries from incurring indebtedness, although the indenture does contain limitations on additional indebtedness. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

  THE OPERATING AND FINANCIAL RESTRICTIONS IMPOSED BY OUR DEBT AGREEMENTS, INCLUDING OUR CREDIT FACILITY AND THE INDENTURE RELATING TO THE NOTES, COULD NEGATIVELY AFFECT OUR ABILITY TO FINANCE OPERATIONS AND CAPITAL NEEDS OR TO ENGAGE IN OTHER BUSINESS ACTIVITIES.

     Covenants contained in the indenture and our credit facility limit our operating flexibility with respect to certain business matters. Among other things, these covenants limit our ability and our subsidiaries' ability to:

     - incur additional indebtedness;

     - incur liens upon properties or assets;

     - make acquisitions;

     - merge or consolidate with third parties;

     - make investments;

     - pay dividends and make distributions;

     - repurchase or redeem capital stock;

     - dispose of assets; and

     - engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

     In addition, our credit facility contains financial covenants, including:

     - a minimum consolidated EBITDA test;

     - a minimum fixed coverage ratio; and

     - a maximum leverage ratio.

     These covenants may adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our interest. Our ability to meet these covenants and requirements in the future may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Our breach of or failure to comply with any of these covenants could result in a default under our credit facility or the indenture even if we are able to make the required payments thereunder. If we default under our credit facility, our lenders could cease to make further extensions of credit, cause all of our outstanding debt obligations under the new credit facility to become due and payable, require us to apply all of our available cash to repay the indebtedness under our credit facility or prevent us from making debt service payments on any other indebtedness we owe. If a default under the indenture occurs, the holders of the notes could elect to declare the notes due and payable. If the indebtedness under the new credit facility or the notes is accelerated, we may not have sufficient assets to repay amounts due under these existing debt agreements or on other debt securities then outstanding. We may amend the provisions and limitations of the new credit facility from time to time without the consent of the holders of the notes. For a more complete description of the terms of our outstanding debt and the covenants contained in the notes, see "Description of Certain Indebtedness" and "Description of the Notes -- Covenants."

  WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to repay or refinance our indebtedness will depend on our financial and operating performance. which, in turn, is subject to prevailing economic and competitive conditions and to financial, business and other factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs or raw material or product prices, the response of competitors, regulatory developments and delays in implementing strategic projects. Our ability to meet our debt service and other obligations may depend in significant part on the extent to which we can successfully implement our business strategy. We may not be able to implement our business strategy or the anticipated results of our strategy may not be realized.

     As of March 28, 2002, subject to certain restrictions, we could have borrowed up to $23 million of additional senior indebtedness under our revolving credit facility. If the entire $100 million under the revolving credit facility had been outstanding for the nine months ended March 28, 2002, our debt service (all interest) for this period would have increased by approximately $2.4 million based on an average interest rate of 6.1%.

     We cannot assure you that our business will generate sufficient cash flows from operations or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness including our credit facility, our existing 12 3/4% Senior Subordinated Notes due 2010 and these notes, on commercially reasonable terms or at all.

  YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO OUR SENIOR DEBT AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. THE GUARANTEES WILL BE JUNIOR TO GUARANTOR SENIOR DEBT, AND THESE OBLIGATIONS WILL BE EFFECTIVELY JUNIOR TO THE LIABILITIES OF OUR NONGUARANTOR SUBSIDIARIES AND POSSIBLY TO ALL OF THEIR FUTURE BORROWINGS, WHICH MAY BE SIGNIFICANT.

     The notes will be unsecured senior subordinated obligations and will be junior to all our existing and future senior indebtedness, including our credit facility. Each of our currently existing domestic subsidiaries will guarantee the notes. These guarantees will be unsecured senior subordinated obligations and will be junior to all existing and future senior debt of the guarantors. The notes will be effectively junior to all existing and future debt and other liabilities of our subsidiaries that are not guarantors, which include our foreign subsidiaries. As of March 28, 2002, we had outstanding $408.0 million of senior debt, the guarantors had no senior debt outstanding (other than their guarantees of our debt) and the nonguarantor subsidiaries had outstanding $11.2 million of total debt to third parties including trade payables.

     We also may incur significant additional senior indebtedness under the terms of our revolving credit facility. For example, as of March 28, 2002, we had $23 million available under our revolving credit facility which, if borrowed, would be senior indebtedness. If we become bankrupt, liquidate or dissolve, our assets would be available to pay obligations on the notes only after our senior indebtedness has been paid. Similarly, if one of our guarantor subsidiaries becomes bankrupt, liquidates or dissolves, that subsidiary's assets would be available to pay obligations on its guarantee only after payments have been made on its senior indebtedness.

     If we fail to pay any of our senior indebtedness, we may make payments on the notes only if either we first pay our senior debt or the holders of our senior indebtedness waive the payment default. Moreover, if any non-payment default exists under our senior indebtedness, we may not make any cash payments on the notes for a period of up to 179 days in any 360-day period, unless we cure the non-payment default, the holders of the senior indebtedness waive the default or rescind acceleration of the indebtedness or we repay the indebtedness in full. In the event of a non-payment default we may not have sufficient assets to pay amounts due on the notes. In addition, various events of default under the new credit facility would prohibit us from making any payments on the notes.

  THE NOTES WILL NOT BE SECURED BY ANY OF OUR ASSETS. HOWEVER, OUR CREDIT FACILITY IS SECURED BY SUBSTANTIALLY ALL OF OUR ASSETS.

     In addition to being subordinated to all our senior indebtedness, the notes will not be secured by any of our assets. However, our credit facility is secured by substantially all of our assets and the assets of our domestic subsidiaries. Additionally, the terms of the indenture and our credit facility permit us to incur additional secured debt. If we become insolvent or are liquidated, or if payment under any of the instruments governing our secured debt is accelerated, the lenders under these instruments will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such debt. Accordingly, the lenders will have a prior claim on our assets. In that event, because the notes will not be secured by any of our assets, it is possible that there will be no assets remaining from which claims of the holders of the notes can be satisfied or, if any assets remain, the remaining assets might be insufficient to satisfy those claims in full.

  WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon the occurrence of a change of control, you will have the right to require us to purchase all or a portion of your notes. Nevertheless, if a change of control were to occur, we might not have sufficient financial resources, or might not be able to arrange financing, to pay the purchase price for all notes that you tender.

     In addition, the terms of our credit facility limit our ability to purchase any notes and to identify certain events that would constitute a change of control or an event of default under our credit facility. The terms of our existing notes contain change of control provisions substantially identical in the notes issued pursuant to this offering. Any future credit agreements or other agreements relating to other indebtedness to which we become a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain this consent or repay the borrowing, however, we would remain prohibited from purchasing the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, that would, in turn, constitute a further default under certain of our existing debt agreements and may constitute a default under the terms of other indebtedness that we may enter into from time to time.

     Further, the provisions of the indenture may not protect you in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that might adversely affect holders of notes, if the transaction did not result in a change of control. For a more complete description of the change of control provisions contained in the notes, see "Description of the Notes -- Change of Control."

  FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO LIMIT YOUR RIGHTS AS A NOTEHOLDER OR VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to:

     - avoid all or a portion of our obligations to you;

     - subordinate our obligations to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

     - take other action detrimental to you, including invalidating the notes.

     In that event, we cannot assure you that you would ever be repaid.

     Under federal and state fraudulent transfer laws, in order to take any of those actions, a court typically would need to find that, at the time the notes were issued, we:

     - issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

     - received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and

          (a) were insolvent or were rendered insolvent by reason of the issuance of the notes;

          (b) were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

          (c) intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

     Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

     We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

     Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if our liabilities exceeded our assets (at a fair valuation) or if the present saleable value of our assets is less than amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured.

     Our obligations under the notes are guaranteed on a senior subordinated basis by our restricted domestic subsidiaries, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and we cannot assure you as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

  CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF THE OUTSTANDING NOTES.

     In the event the exchange offer is completed, we will not be required to register any old notes not tendered and accepted in the exchange offer. In that event, holders of old notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act, since the old notes will continue to be subject to restrictions on transfer. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the new notes. Following the exchange offer, none of the new notes will be entitled to the contingent increase in interest rate provided for (in the event of a failure to complete the exchange offer in accordance with the terms of the registration rights agreement) pursuant to the registration rights agreement.

RISKS RELATING TO OUR BUSINESS

  OUR PROFITS MAY BE ADVERSELY AFFECTED BY PRICE VOLATILITY AND AVAILABILITY OF RAW MATERIALS IF WE ARE UNABLE TO PASS PRICE INCREASES ON TO CUSTOMERS OR TO OBTAIN NECESSARY RAW MATERIALS.

     Our profitability may be adversely affected if raw material prices increase and we are unable to pass these price increases on to our customers, employ successful hedging strategies, enter into supply contracts at favorable prices or buy on the spot market at favorable prices. Our products are manufactured from commodity petrochemicals that are readily available in bulk quantities from numerous large, vertically integrated chemical companies. Except for PCTFE film, a raw material used in manufacturing our clear, laminated blister packaging materials, we currently purchase each principal raw material from several of the top suppliers. Prices for our raw materials have fluctuated in the past and likely will continue to do so in the future. Historically, we have been able to pass on substantially all of the price increases in raw materials to our customers on a timely basis, although in the case of our garden hose products we are usually not able to do so until the following season because prices are set annually. We cannot be sure, however, that we will be able to pass on price increases in the future.

 WE OPERATE IN DISCRETE MARKET SEGMENTS OF OUR INDUSTRY, SOME OF WHICH ARE HIGHLY COMPETITIVE AND INCLUDE PARTICIPANTS WITH GREATER RESOURCES THAN OURS.

     We compete with a wide variety of manufacturers because we operate in discrete market segments. Some of our competitors are larger, have greater financial resources and are less leveraged than we are. As a result, these competitors may be better able to withstand a change in market conditions within the industry and throughout the economy as a whole. These competitors may also be able to maintain significantly greater operating and financial flexibility than we can. Additionally, a number of our niche product applications are customized or sold for highly specialized uses. Competitors with greater financial, technological, manufacturing and marketing resources than ours and that do not currently market similar applications for these uses could choose to do so in the future. Increased competition could have a material adverse effect on our business, financial condition or results of operations.

 THE SUCCESS OF OUR ACQUISITION STRATEGY COULD BE ADVERSELY AFFECTED BY THE UNAVAILABILITY OF SUITABLE ACQUISITION CANDIDATES OR OUR INABILITY TO FINANCE FUTURE ACQUISITIONS OR SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES.

     Acquiring suitable businesses is a key component of our business strategy. Nonetheless, we may not identify suitable acquisitions or acquisitions that can be made at an acceptable price. In the event we are able to acquire additional businesses, we may require substantial capital to do so. Although we will be able to borrow under our revolving credit facility under certain circumstances to fund acquisitions, we cannot be sure that such borrowings will be available in sufficient amounts or that other financing will be available in amounts and on terms that we deem acceptable. In addition, growth by acquisition involves risks such as

     - diversion of our management's attention from ongoing business concerns;

     - difficulties in integrating the operations and personnel of acquired companies;

     - difficulty in assessing the value, strengths and weaknesses of acquisition candidates;

     - failure to discover liabilities of the acquired company for which we will be responsible following the acquisition;

     - the potential loss of key employees and customers of acquired companies;

     - diversion of other corporate resources from our existing operations; and

     - failure to achieve the expected benefits of the acquisition.

     If the execution of our acquisition strategy is unsuccessful, our ability to compete successfully or repay our indebtedness may be reduced.

 RISKS RELATING TO FOREIGN INVESTMENT AND OPERATIONS MAY HARM OUR RESULTS.

     We have operations and other investments in a number of countries outside of the United States. Our foreign operations and investments are subject to the risks normally associated with conducting business in foreign countries, including:

     - limitations on ownership and on repatriation of earnings;

     - import and export restrictions and tariffs;

     - additional expenses relating to the difficulties and costs of staffing and managing international operations;

     - labor disputes and uncertain political and economic environments, including risks of war and civil disturbances and the impact of foreign business cycles;

     - change in laws or policies of a foreign country;

     - delays in obtaining or the inability to obtain necessary governmental permits;

     - potentially adverse consequences resulting from the applicability of foreign tax laws;

     - cultural differences; and

     - increased expenses due to inflation.

     Our foreign operations and investments may also be adversely affected by laws and policies of the United States and the other countries in which we operate affecting foreign trade, investment and taxation.

 THE GARDEN AND IRRIGATION HOSE PRODUCTS BUSINESS IS HIGHLY SEASONAL, WHICH RESULTS IN SIGNIFICANT FLUCTUATION OF OUR FINANCIAL RESULTS OVER THE COURSE OF THE FISCAL YEAR.

     The market for our garden and irrigation hose products is highly seasonal, with approximately 75% of the sales occurring in spring and early summer. As a result of the need to build up inventories in anticipation of such sales, our working capital requirements peak in the spring. In addition, this seasonality has a significant impact on our net income from quarter to quarter. To the extent such sales peak later in any fiscal year compared to other fiscal years, as a result of weather or other factors, cash flows may not be comparable on an interim period basis.

 WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND COULD BE ADVERSELY AFFECTED BY LOSS OF THEIR SERVICES.

     We are dependent on the management experience and continued services of our executive officers, including Dr. F. Patrick Smith and Mr. Kenneth W.R. Baker. We maintain a key person life insurance policy on Dr. Smith. The loss of the services of these officers could have a material adverse effect on our business. In addition, our continued growth depends on our ability to attract and retain experienced key employees.

 WE MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL AND SAFETY LAWS AND REGULATIONS.

     We could incur significant fines, penalties, capital costs or other liabilities associated with any noncompliance, remediation of contamination or natural resource damage or toxic tort liability at or related to any of our current or former facilities. Changes in laws or the interpretation thereof, the development of new facts or the failure of third parties to perform remediation at current or former facilities could also cause us to incur additional costs. Any of these foregoing fines, penalties, capital costs, liabilities or costs could have a material adverse effect on our businesses, financial condition or results of operations.

     Our facilities, operations, and properties are subject to foreign, federal, provincial, state and local environmental laws and regulations. As a result, we are involved from time to time in administrative or legal proceedings relating to environmental matters and have in the past and will continue to incur capital costs and other expenditures relating to environmental matters. Current and prior owners and operators of property or businesses may be liable under environmental laws without regard to fault or to knowledge about the condition or action causing the liability. We are currently, and may in the future be, required to incur costs relating to the remediation of property, including property where we dispose of our waste, and environmental conditions could lead to claims for personal injury, property damage or damages to natural resources. We are aware of environmental conditions at certain properties that we now or previously owned or leased that are undergoing remediation by us or by third parties. Although based on current information we have no reason to believe otherwise, these third parties may not complete the required remediation.

 WE ARE CONTROLLED BY SHAREHOLDERS WHO WILL BE ABLE TO MAKE IMPORTANT DECISIONS ABOUT OUR BUSINESS AND CAPITAL STRUCTURE; THE CONTROLLING SHAREHOLDERS' INTERESTS MAY DIFFER FROM YOUR INTERESTS AS A NOTEHOLDER.

     Circumstances may occur in which the interests of the controlling shareholders of Tekni-Plex could be in conflict with your interests as a noteholder. The common shareholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance the value of their individual equity investments, even though these transactions might involve risks to the holders of the notes. Tekni-Plex Partners holds approximately 96.3% of our outstanding common stock (approximately 93.6% on a fully diluted basis) and MST/TP Partners holds the remaining common stock. Tekni-Plex Management, as sole managing member of Tekni-Plex Partners and MST/TP Partners, controls both these entities. Tekni-Plex Management is controlled by Dr. Smith, our Chairman of the Board and Chief Executive Officer.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the new notes. The new notes will be exchanged for old notes as described in this prospectus upon our receipt of old notes. We will cancel all of the old notes surrendered in exchange for the new notes.

     Our net proceeds from the sale of the old notes were approximately $40.4 million, after deduction of the initial purchasers' discounts and commissions and other expenses of the offering. We used those net proceeds to repay borrowings under our revolving credit facility and for related fees and expenses.

                                 CAPITALIZATION

     The following table sets forth our actual capitalization as of March 29, 2002. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Form l0-Q for the period ended March 29, 2002 as well as the financial statements and the notes to these statements incorporated by reference in this prospectus.

                                                              AS OF MARCH 29,
                                                                   2002
                                                              ---------------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Cash and cash equivalents...................................     $   8,620
                                                                 =========
Long term debt:
  Senior credit facility:
     Revolving credit facility(1)...........................     $  77,000
     Term loans.............................................       330,980
  12 3/4% senior subordinated notes outstanding(2)..........       271,798
  Other.....................................................         4,677
                                                                 ---------
Total debt..................................................     $ 684,549
Stockholders' equity (deficit):
  Common stock..............................................     $      --
  Additional paid in capital................................       170,176
  Foreign currency translation..............................       (11,316)
  Retained earnings.........................................       (34,454)
  Treasury stock............................................      (220,522)
                                                                 ---------
Total stockholders' equity (deficit)........................     $ (96,116)
                                                                 ---------
Total capitalization........................................     $ 588,433
                                                                 =========

---------------

(1) At March 29, 2002, $23 million was available under our revolving credit facility.

(2) On May 6, 2002 we issued an additional $40,000 aggregate principal amount of 12 3/4% senior subordinated notes, represented by the old notes which may be exchanged for the new notes.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The old notes were sold by us to the initial purchaser on May 6, 2002 pursuant to a purchase agreement, dated May 1, 2002, between us and the initial purchaser. The initial purchaser subsequently sold the old notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act in reliance on Rule 144A, to a limited number of institutional "accredited investors," as defined in Rule 501 under the Securities Act, and outside the United States in accordance with Regulation S under the Securities Act. As a condition to the initial sale of the old notes, we and the initial purchaser entered into the registration rights agreement. Pursuant to the registration rights agreement, we agreed that we would:

     - use our reasonable best efforts to file with the SEC within 120 days after the closing date, which is the date we delivered the old notes to the initial purchaser, a registration statement under the Securities Act with respect to the new notes; and

     - cause such registration statement to become effective under the Securities Act within 210 days after the closing date and to remain open for at least 20 business days.

     We agreed to issue and exchange new notes for all old notes validly tendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The registration statement is intended to satisfy certain of our obligations under the registration rights agreement and the purchase agreement. In the event that due to a change in current interpretations by the SEC, we are not permitted to effect such exchange offer, or if for any other reason the exchange offer is not consummated within 250 days after the original issue date of the old notes, or if any holder of the old notes (other than an "affiliate" of Tekni-Plex or the initial purchaser) is not eligible to participate in the exchange offer, or upon the request of the initial purchaser under certain circumstances, it is contemplated that we will instead file a shelf registration statement covering resales by the holders of the old notes and will use our reasonable best efforts to cause such shelf registration statement to become effective and to keep such shelf registration statement effective for a maximum of two years from the closing date.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on the expiration date.

     We will issue $1,000 principal amount of new notes in exchange for each respective $1,000 principal amount of outstanding old notes validly tendered and not withdrawn pursuant to the exchange offer. Old notes may be tendered in the principal amount of $1,000 and integral multiples of $1,000 in excess thereof, provided that if fewer than all of the old notes of a holder are tendered for exchange, the untendered principal amount of the holder's remaining old notes must be $100,000 or any integral multiple of $1,000 in excess thereof.

     The form and terms of the new notes are substantially the same as the form and terms of the old notes except that:

     - the new notes bear a Series B designation and a different CUSIP number from the old notes;

     - the exchange will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer thereof; and

     - holders of the new notes will not be entitled to any of the registration rights of holders of old notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

The new notes will evidence the same indebtedness as the old notes (which they replace) and will be issued under, and be entitled to the benefits of, the indenture, which also authorized the issuance of the old notes, such that the new notes and the old notes will be treated as a single class of securities under the indenture. The new notes will be fully and unconditionally guaranteed on a senior subordinated basis by the guarantors. The form and terms of the exchange guarantees will be substantially identical to the form and terms of the old guarantees.

     As of the date of this prospectus, $40,000,000 principal amount of old notes are outstanding, all of which are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close
of business on           , 2002 as the record date for the exchange offer for
purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the old notes entitled to participate in the exchange offer.

     Holders of the old notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered old notes when, and if, we have given oral or written notice thereof to HSBC Bank USA, the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

     Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "The Exchange Offer -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" shall mean 5:00 p.m., New York City time, on
          , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

     If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

     - notify the exchange agent of any extension by oral or written notice; and

     - mail to registered holders an announcement of the extension.

     We reserve the right, in our sole discretion:

     - to delay accepting any old notes;

     - to extend the exchange offer; or

     - if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof.

INTEREST ON THE NEW NOTES

     Interest on new notes will accrue from the last interest payment date on which interest was paid on the old notes surrendered for them, or, if no interest has been paid on such old notes, from May 6, 2002. We will not pay interest on the old notes accepted for exchange. Interest on the new notes will be paid on June 15 and December 15 of each year commencing December 15, 2002.

RESALE OF THE NEW NOTES

     With respect to the new notes, based upon interpretations by the staff of the SEC set forth in certain no-action letters issued to third parties, we believe that a holder who exchanges old notes for new notes in the ordinary course of business, who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in a distribution of the new notes, and who is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, will be allowed to resell new notes to the public without further registration under the Securities Act and without delivering to the purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.

     If any holder is an affiliate of ours or acquires new notes in the exchange offer for the purpose of distributing or participating in the distribution of the new notes, such holder:

     - cannot rely on the position of the staff of the SEC enumerated in such no-action letters issued to third parties; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives new notes for its own account in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities. We will make this prospectus, as it may be amended or supplemented from time to time, available to any such broker-dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any such resale for a period of up to 180 days after the expiration date. See "Plan of Distribution."

PROCEDURES FOR TENDERING

     To tender in the exchange offer, a holder of old notes must either:

     - complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile to the exchange agent; or

     - if such old notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering old notes may transmit an agent's message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

     In addition, either:

     - certificates for such old notes must be received by the exchange agent along with the letter of transmittal;

     - a timely confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent's message, as the case may be, must be received by the exchange agent prior to the expiration date; or

     - the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that such account has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent's message in lieu thereof, must be received by the exchange agent at the address set forth below under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY OLD NOTES TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner(s) of the old notes whose old notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's old notes:

     - make appropriate arrangements to register ownership of the old notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder.

The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the old notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box titled "Special Delivery Instruction" on the letter of transmittal; or

     - for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange Act) which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, such old notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder exactly as such registered holder's name appears on such old notes with the signature thereon guaranteed by an eligible guarantor institution.

     In connection with any tender of old notes in definitive certified form, if the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender old notes. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message to the exchange agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     - to reject any and all old notes not properly tendered and any old notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

     - to waive any defects, irregularities or conditions of tender as to particular old notes.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering old notes pursuant to the exchange offer, each holder of old notes will represent to us that, among other things, that:

     - the new notes to be acquired by such holder of old notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

     - such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes;

     - such holder acknowledges and agrees that any person who is participating in the exchange offer for the purpose of distributing the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters;

     - such holder understands that a secondary resale transaction, described above, and any resales of new notes obtained by such holder in exchange for old notes acquired by such holder directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

     - such holder is not an "affiliate", as defined in Rule 405 under the Securities Act, of ours.

     If the holder is a broker-dealer that will receive new notes for such holder's own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF OLD NOTES

     In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     - old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents, or an agent's message in lieu thereof.

     If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged old notes will be returned without expense to the tendering holder thereof (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such old notes will be credited to an account maintained with DTC) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the old securities at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old securities by causing DTC to transfer old securities into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the old securities so tendered will only be made after timely confirmation of book-entry transfer of old securities into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering old securities that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant.

     Although delivery of old securities may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a facsimile copy, properly completed and duly executed, with any required signature guarantees, must in any case be delivered to and received by the exchange agent at its address listed under "-- Exchange Agent" on or prior to the expiration date.

     If your old securities are held through DTC, you must complete a form called "instructions to registered holder and/or book-entry participant," which will instruct the DTC participant through whom you hold your securities of your intention to tender your old securities or not tender your old securities. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of securities until the exchange agent receives a letter of transmittal and a book-entry confirmation from DTC with respect to your securities. A copy of that form is available from the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     If a holder of the old notes desires to tender such old notes and the old notes are not immediately available or the holder cannot deliver its old notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, a holder may effect a tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from such eligible institution (by facsimile transmission, mail or hand delivery) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such old notes (if applicable) and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

          (i) the letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof,

          (ii) the certificate(s) representing the old notes in proper form for transfer or a book-entry confirmation, as the case may be, and

          (iii) any other documents required by the letter of transmittal,

      will be deposited by the eligible institution with the exchange agent; and

     - such properly executed letter of transmittal (or facsimile thereof), or an agent's message in lieu thereof, as well as the certificate(s) representing all tendered old notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a form of Notice of Guaranteed Delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration date. Any such notice of withdrawal must:

     - specify the name of the person having deposited the old notes to be withdrawn;

     - identify the old notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such old notes); and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees).

     If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

     Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no new notes will be issued with respect thereto, unless the old notes so withdrawn are validly re-tendered. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

TERMINATION OF CERTAIN RIGHTS

     All registration rights under the registration rights agreement accorded to holders of the old notes (and all rights to receive additional interest in the event of a Registration Default as defined therein) will terminate upon consummation of the exchange offer. However, for a period of up to 180 days after the registration statement is declared effective, we will keep the registration statement effective and provide copies of the latest version of the prospectus to any broker-dealer that requests copies of such prospectus in the letter of transmittal for use in connection with any resale by such broker-dealer of new notes received for its own account pursuant to the exchange offer in exchange for old notes acquired for its own account as a result of market-making or other trading activities.

EXCHANGE AGENT

     HSBC Bank USA has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

       By Registered or Certified Mail,
          Overnight Courier or Hand:                           By Facsimile:
                HSBC Bank USA                                  HSBC Bank USA
               One Hanson Place                           Attention: Paulette Shaw
           Brooklyn, New York 11243                            (718) 488-4488
           Attention: Paulette Shaw
             Tel: (718) 488-4475

     Originals of all documents submitted by facsimile should be sent promptly by registered or certified mail, overnight courier or hand. Delivery to an address other than as set forth above will not constitute a valid delivery.

     HSBC Bank USA also serves as trustee under the indenture.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by our officers and regular employees or those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the old notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Participation in the exchange offer is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old notes that are not exchanged for the new notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) under the Securities Act. Accordingly, such old notes may not be offered, sold, pledged or otherwise transferred except:

     - to us (upon redemption thereof or otherwise);

     - to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act;

     - pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

     - pursuant to an effective registration statement under the Securities Act; or

     - pursuant to another available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.

ACCOUNTING TREATMENT

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or new notes for, any old notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such old notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer (or other similar exchange offers) which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

          (b) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

          (c) any governmental approval has not been obtained, which approval we shall, in our reasonable discretion, deem necessary for the consummation of the exchange offer as contemplated hereby.

     If we determine in our reasonable discretion that any of the conditions is not satisfied, we may (i) refuse to accept any old notes and return all tendered old notes to the tendering holders, (ii) extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such old notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied condition(s) with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

                          DESCRIPTION OF THE NEW NOTES

     As used below in this "Description of the New Notes" section, the "Company," "we," "us," "our" and "ours" means Tekni-Plex, Inc. but not any of its subsidiaries. We issued the old notes, and the new notes are to be issued under an indenture, dated as of June 21, 2000 and amended as of May 6, 2002, among us, the guarantors and HSBC Bank USA, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and holders of the notes are referred to the indenture and the Trust Indenture Act for a statement thereof. A copy of the indenture and the registration rights agreement described below will be made available to prospective investors upon request. The statements made under this caption relating to the notes, the indenture and the registration rights agreement are intended to be summaries of all material elements of such documents and, as such, do not purport to be complete and where reference is made to particular provisions of the indenture and registration rights agreement, such provisions, including the definitions of certain terms appearing at the end of this section, are qualified in their entirety by such reference.

     The terms of the new notes are identical in all material respects to the terms of the old notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. The old notes and the new notes will be considered collectively to be a single class for all purposes under the indenture, including, without limitation, waivers and amendments.

     The notes will be our general unsecured obligations. The notes constitute a further issuance of and, following their registration under the Act, will be consolidated and form a single series with our outstanding 12 3/4% Senior Subordinated Notes. The indenture is not limited in amount, and additional amounts may be issued in one or more series from time to time under the indenture subject to the limitations on the incurrence of additional indebtedness set forth under "Covenants -- Limitation on Indebtedness" and restrictions contained in the credit agreement. The notes will be our senior subordinated obligations, subordinated in right of payment to all our senior debt. The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Initially, the trustee will act as paying agent and registrar for the notes.

PRINCIPAL, MATURITY AND INTEREST

     The notes will mature on June 15, 2010 and will bear interest at the rate per annum shown on the cover page hereof, except as noted under "-- Registration Rights," from the Issue Date or from the most recent interest payment date to which interest has been paid or provided for. Interest on the new notes will be payable semiannually on June 15 and December 15 of each year, commencing December 15, 2002, to the person in whose name a note is registered at the close of business on the preceding June 1 or December 1 (each, a "record date"), as the case may be. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Holders must surrender the notes to the paying agent for the notes to collect principal payments. We will pay principal and interest by check and may mail interest checks to a holder's registered address.

OPTIONAL REDEMPTION

     The notes will be subject to redemption, at our option, in whole or in part, at any time on or after June 15, 2005 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of notes to be redeemed at his address appearing in the register for the notes, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest to but excluding the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning June 15 of the years indicated:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   106.375%
2006........................................................   104.250%
2007........................................................   102.135%
2008 and thereafter.........................................   100.000%

     In addition, prior to June 15, 2003, we may redeem up to 35% of the principal amount of the notes with the net cash proceeds received by us from one or more public offerings of our capital stock (other than disqualified stock), at a redemption price (expressed as a percentage of the principal amount) of 112.75% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided however, that at least 65% of the aggregate principal amount of the notes originally issued pursuant to this offering remains outstanding immediately after any such redemption (excluding any notes owned by us or any of our affiliates). Notice of redemption pursuant to this paragraph must be mailed to holders of notes not later than 60 days following the consummation of such public offering.

     Selection of notes for any partial redemption shall be made by the trustee, in accordance with the rules of any national securities exchange on which the notes may be listed or, if the notes are not so listed, pro rata or by lot or in such other manner as the trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each holder of notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on notes or portions thereof called for redemption.

     The notes will not have the benefit of any sinking fund.

RANKING

     The payment of principal, premium, if any, and interest on the notes and any claims arising out of or with respect to the indenture is subordinated and subject in right of payment, to the extent and in the manner provided in the indenture, to the prior payment in full of all our senior debt.

     Upon any payment or distribution of our assets or securities of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to our senior debt (including any interest accruing on or after, or which would accrue but for, an event of bankruptcy, regardless of whether such interest is an allowed claim enforceable against the debtor under the Bankruptcy Code) shall first be paid in full, or payment provided for, in either case in cash or cash equivalents or otherwise in a form satisfactory to the holders of senior debt, before the holders of the notes or the trustee on behalf of such holders shall be entitled to receive any payment by us of the principal of premium, if any, or interest on the notes, or any payment to acquire any of the notes for cash, property or securities, or any distribution with respect to the notes of any kind or character, whether in cash, property or securities, by set-off or otherwise (all such payments and distributions referred to individually and collectively, as a "securities payment"). Before any payment may be made by us, or on our behalf, of the principal of, premium, if any, or interest on the notes upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of our assets or securities of any kind or character, whether in cash, property or securities, to which the holders of the notes or the trustee on their behalf would be entitled, but for the subordination provisions of the indenture, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of our senior debt (pro rata to such holders on the basis of the respective amounts of senior debt held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any such senior debt may have been issued as their respective interests may appear, to the extent necessary to pay all such senior debt in full in cash or cash equivalents or otherwise in a form satisfactory to the holders of such senior debt after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

     No securities payment by us or on our behalf, whether pursuant to the terms of the notes or upon acceleration or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any designated senior debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such designated senior debt. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any designated senior debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of notice (a "payment blockage notice") from a holder or holders of such designated senior debt or the trustee or agent acting on behalf of such designated senior debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such designated senior debt has been discharged or repaid in full in cash or cash equivalents or otherwise in a form satisfactory to the holders of such designated senior debt, no securities payment will be made by us or on our behalf, except from those funds held in trust for purposes of defeasance for the benefit of the holders of any notes to such holders, during a period (a "payment blockage period") commencing on the date of receipt of such payment blockage notice by the trustee and ending 179 days thereafter. Notwithstanding anything herein to the contrary, (1) in no event will a payment blockage period extend beyond 179 days from the date of the payment blockage notice in respect thereof was given and (2) there must be 180 days in any 365 day period during which no payment blockage period is in effect. Not more than one payment blockage period may be commenced with respect to the notes during any period of 365 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any payment blockage period with respect to the designated senior debt initiating such payment blockage period may be, or be made, the basis for the commencement of any other payment blockage period by the holder or holders of such designated senior debt or the trustee or agent acting on behalf of such designated senior debt, whether or not within a period of 365 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such payment blockage period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing, shall constitute a new event of default for this purpose).

     The failure to make any payment or distribution for or on account of the notes by reason of the provisions of the indenture described under this section will not be construed as preventing the occurrence of an event of default described in clause (1), (2) or (3) of the first paragraph under "-- Events of Default."

     By reason of the subordination provisions described above, in the event we become insolvent, funds which would otherwise be payable to holders of the notes will be paid to the holders of our senior debt to the extent necessary to repay such senior debt in full, and we may be unable to fully meet our obligations with respect to the notes. Subject to the restrictions set forth in the indenture, in the future we may incur additional senior debt.

     At March 28, 2002, there was $408.0 million of senior debt outstanding. However, we could also have borrowed up to an additional $23 million of indebtedness under our revolving credit facility, all of which would have constituted senior debt.

THE GUARANTEES

     The indenture provides that the guarantors will fully and unconditionally guarantee, jointly and severally, on a senior subordinated basis all of our obligations under the indenture, including our obligation to pay principal, premium, if any, and interest with respect to the notes. The obligation of each guarantor is limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such guarantor, including, without limitation, such guarantor's guarantee of outstanding obligations under the credit agreement, will result in the obligations of such guarantor under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Except as provided in "-- Covenants" below, we are not restricted from selling or otherwise disposing of a guarantor.

     The indenture provides that if the notes are defeased in accordance with the terms of the indenture, or if all or substantially all of the assets of a guarantor or all of the capital stock of a guarantor is sold (including by issuance or otherwise) by us or any of our restricted subsidiaries in a transaction constituting an asset disposition, and if (1) the net available proceeds from such asset dispositions are used in accordance with the covenant described under "-- Covenants -- Limitation on Certain Asset Dispositions" or
(2) we deliver to the trustee an officers' certificate to the effect that the net available proceeds from such asset disposition shall be used in accordance with the covenant described under "-- Covenants -- Limitation on Certain Asset Dispositions" and within the time limits specified by such covenant, then such guarantor (in the event of a sale or other disposition of all or substantially all of its assets) shall be released and discharged from its guarantee obligations.

     The obligations of each guarantor under the guarantee are subordinated to the prior payment in full of all senior debt of such guarantor on the same basis as our obligations on the notes are subordinated to our senior debt. The guarantee will be pari passu in right of payment with any other senior subordinated indebtedness of each guarantor and senior to any future subordinated indebtedness of each guarantor.

COVENANTS

     The indenture contains, among others, the following covenants:

  LIMITATION ON INDEBTEDNESS

     The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, incur any indebtedness (including acquired indebtedness), except:

          (1) indebtedness of ours or of any of our restricted subsidiaries, if immediately after giving effect to the incurrence of such indebtedness and the receipt and application of the net proceeds thereof, our consolidated cash flow ratio for a year consisting of the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the incurrence of such indebtedness (calculated on a pro forma basis in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision as if such indebtedness had been incurred on the first day of such year) would be greater than 2.0 to 1.0;

          (2) indebtedness of ours and of our restricted subsidiaries incurred under the credit agreement in an amount not to exceed $125.0 million in aggregate principal amount at any time outstanding less the amount of any such indebtedness that is permanently repaid or, without duplication, the amount by which commitments thereunder are permanently reduced, in either case, from the proceeds of asset dispositions;

          (3) indebtedness owed by us to any of our direct or indirect wholly owned subsidiaries or indebtedness owed by any of our direct or indirect restricted subsidiaries to us or any other of our direct or indirect wholly owned subsidiaries; provided, however, upon either (a) the transfer or other disposition by such direct or indirect wholly owned subsidiary of any indebtedness so permitted under this clause (3) to a Person other than us or another of our direct or indirect wholly owned subsidiaries or (b) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of capital stock or other ownership interests (including by consolidation or merger) of such direct or indirect wholly owned subsidiary to a person other than us or another such wholly owned subsidiary, the provisions of this clause (3) shall no longer be applicable to such indebtedness and such indebtedness shall be deemed to have been incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (4) indebtedness of ours or of any of our restricted subsidiaries under any interest rate or foreign currency hedge or exchange or other similar agreement to the extent entered into to hedge any other indebtedness permitted under the indenture (including the notes);

          (5) indebtedness incurred to defer, renew, extend, replace, refinance or refund, whether under any amendment, supplement or otherwise (collectively for purposes of this clause (5) to "refund"), any indebtedness described in clause (8) below, any indebtedness incurred under clause (1) above, the notes issued on June 21, 2000 and the guarantee of the notes; provided, however, that

             (a) such indebtedness does not exceed the principal amount (or accrued amount, if less) of indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the indebtedness refunded or the amount of any premium reasonably determined by the issuer of such indebtedness as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith, and

             (b) (i) in the case of any refunding of indebtedness that is pari passu with the notes, such refunding indebtedness is made pari passu with or subordinate in right of payment to the notes, and, in the case of any refunding of indebtedness that is subordinate in right of payment to the notes, such refunding indebtedness is subordinate in right of payment to the notes on terms no less favorable to the holders of the notes than those contained in the indebtedness being refunded, (ii) in either case, the refunding indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such indebtedness is issued, does not have an average life that is less than the remaining average life of the indebtedness being refunded and does not permit redemption or other retirement

        (including pursuant to any required offer to purchase to be made by us or any of our restricted subsidiaries) of such indebtedness at the option of the holder thereof prior to the final stated maturity of the indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such indebtedness (including pursuant to a required offer to purchase made by us or any of our restricted subsidiaries) which is conditioned upon a change of control of us pursuant to provisions substantially similar to those contained in the indenture described under "-- Change of Control" below and (iii) any indebtedness incurred to refund any indebtedness is incurred by the obligor on the indebtedness being refunded or by us;

provided, further, that clause (b) of the immediately preceding proviso shall not apply to any indebtedness incurred to refinance term loans under the credit agreement outstanding on June 21, 2000 or to subsequent refinancings of any such refinancing indebtedness;

          (6) commodity agreements of ours or of any of our restricted subsidiaries to the extent entered into to protect us and our restricted subsidiaries from fluctuations in the prices of raw materials used in their businesses;

          (7) indebtedness of ours under the exchange notes and indebtedness of the guarantors under the guarantees incurred in accordance with the indenture;

          (8) indebtedness issued or outstanding on June 21, 2000 (including (a) indebtedness under clause (13) below and (b) indebtedness consisting of term loans under the credit agreement outstanding on June 21, 2000 and excluding indebtedness consisting of revolving loans under the credit agreement outstanding on June 21, 2000;

          (9) guarantees by us or our restricted subsidiaries of indebtedness otherwise permitted to be incurred hereunder;

          (10) indebtedness the net proceeds of which are applied to defease the notes in their entirety;

          (11) indebtedness of ours or of any of our subsidiaries that is an endorsement of bank drafts and similar negotiable instruments for collection or deposit in the ordinary course of business;

          (12) indebtedness incurred by us or by any of our restricted subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims or self-insurance and obligations in respect of performance and surety bonds and completion guarantees provided by us or any of our restricted subsidiaries in the ordinary course of business not in excess of $10.0 million at any time outstanding; and

          (13) indebtedness of ours or of our restricted subsidiaries not otherwise permitted to be incurred pursuant to clauses (1) through (12) above which, together with any other outstanding indebtedness incurred pursuant to this clause (13), has an aggregate principal amount not in excess of $40.0 million at any time outstanding, which indebtedness may be incurred under the credit agreement or otherwise.

     For purposes of determining compliance with this covenant, in the event than an item of indebtedness meets the criteria of more than one of the categories of indebtedness described in clauses (1) through (14) above, we shall, in our sole discretion, classify such item of indebtedness in any manner that complies with this covenant and such item of indebtedness will be treated as having been incurred pursuant to only one of such clauses. In addition, we may, at any time, change the classification of an item of indebtedness (or any portion thereof) to any other clause; provided that we would be permitted to incur such item of indebtedness (or such portion thereof) pursuant to such other clause at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for purposes of this covenant.

  LIMITATION ON RESTRICTED PAYMENTS

     The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, directly or indirectly,

          (1) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), on or in respect of any class of our capital stock or that of any of our restricted subsidiaries excluding any (a) dividends or distributions payable solely in shares of our capital stock (other than disqualified stock) or in options, warrants or other rights to acquire our capital stock (other than disqualified stock), or (b) in the case of any of our restricted subsidiaries, dividends or distributions payable to us or to any of our restricted subsidiaries or to the extent payable on a pro rata basis to all holders of capital stock of such restricted subsidiary,

          (2) purchase, redeem, or otherwise acquire or retire for value shares of our capital stock or that of any of our restricted subsidiaries, any options, warrants or rights to purchase or acquire shares of our capital stock or that of any of our restricted subsidiaries or any securities convertible or exchangeable into shares of our capital stock or that of any of our restricted subsidiaries, excluding any such shares of capital stock, options, warrants, rights or securities which are owned by us or any of our restricted subsidiaries,

          (3) make any investment in (other than a permitted investment), or make any payment on a guarantee of any obligation of, any person, other than us or any of our direct or indirect wholly owned subsidiaries, or

          (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, subordinated indebtedness (each of the transactions described in clauses (1) through (4) (other than any exception to any such clause) being a "restricted payment"), if at the time thereof:

          (1) a default or an event of default shall have occurred and be continuing, or

          (2) upon giving effect to such restricted payment, we could not incur at least $1.00 of additional indebtedness pursuant to the terms of the indenture described in clause (1) of "-- Limitation on Indebtedness" above, or

          (3) upon giving effect to such restricted payment, the aggregate of all restricted payments made on or after the issue date exceeds the sum of:

             (a) 50% of our cumulative consolidated net income (or, in the case our cumulative consolidated net income shall be negative, less 100% of such deficit) since June 21, 2000, plus

             (b) 100% of the aggregate net proceeds received after June 21, 2000, including the fair market value of property other than cash (determined in good faith by our board of directors as evidenced by a resolution of such board of directors filed with the trustee) from the issuance of, or equity contribution with respect to, our capital stock (other than disqualified stock) and warrants, rights or options on our capital stock (other than disqualified stock) (other than in respect of any such issuance to any of our restricted subsidiaries) and the principal amount of indebtedness of ours or of any of our restricted subsidiaries that has been converted into or exchanged for our capital stock which indebtedness was incurred after June 21, 2000, plus

             (c) 100% of the aggregate after-tax net cash proceeds of the sale or other disposition of any investment constituting a restricted payment made after June 21, 2000; provided that any gain on the sale or disposition to the extent included in this clause (c) shall not be included in determining consolidated net income for purposes of clause
        (a) above; provided, further, that amounts included in this clause (c) shall not exceed the net investment by us in the asset so sold or disposed.

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     The foregoing provision will not be violated by:

          (1) any dividend on any class of our capital stock or that of any of our restricted subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, we or such restricted subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of the indenture;

          (2) the renewal, extension, refunding or refinancing of any indebtedness otherwise permitted pursuant to the terms of the indenture described in clause (5) of "-- Limitation on Indebtedness" above;

          (3) the exchange or conversion of any indebtedness of ours or of any of our restricted subsidiaries for or into our capital stock (other than disqualified stock):

          (4) so long as no default or event of default has occurred and is continuing, any investment made with the proceeds of a substantially concurrent sale (other than in respect of any issuance to any of our restricted subsidiaries) for cash of our capital stock (other than disqualified stock); provided, however, that the proceeds of such sale of capital stock, to the extent used in any such investment, shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph;

          (5) the redemption, repurchase, retirement or other acquisition of any our capital stock in exchange for or out of the net cash proceeds of a substantially concurrent sale (other than to any of our restricted subsidiaries) of our capital stock (other than disqualified stock); provided, however, that the proceeds of such sale of capital stock, to the extent used for such redemption, repurchase, retirement or other acquisition or retirement, shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph;

          (6) payments made by us in an aggregate amount not to exceed $237.0 million to acquire shares of our capital stock as part of our 2000 recapitalization;

          (7) payments made to purchase, redeem or otherwise acquire or retire for value shares of our capital stock or that of any of our restricted subsidiaries at no more than fair market value (determined in good faith by our board of directors as evidenced by a resolution of such board of directors filed with the trustee) from our present and former employees and directors or those of any such restricted subsidiary in an amount not in excess of up to $5.0 million for each fiscal year and $15.0 million in the aggregate, in each case net of the aggregate net cash proceeds received from such persons after June 21, 2000 from the issuance of, or equity contributions with respect to, our capital stock (other than disqualified stock) and warrants, rights or options on our capital stock (other than disqualified stock);

          (8) so long as no default or event of default has occurred and is continuing, the redemption, repurchase or retirement of our subordinated indebtedness in exchange for, by conversion into, or out of the net proceeds of, a substantially concurrent sale or incurrence of subordinated indebtedness (other than any indebtedness owed to a subsidiary) of ours that is contractually subordinated in right of payment to the notes to at least the same extent, and which has an average life at least as long, in each case, as the subordinated indebtedness being redeemed, repurchased or retired;

          (9) so long as no default or event of default has occurred and is continuing, investments not otherwise permitted pursuant to this covenant up to $15.0 million in the aggregate;

          (10) so long as no default or event of default has occurred and is continuing, restricted payments not otherwise permitted pursuant to this covenant up to $10.0 million in the aggregate;

          (11) any permitted investment; and

          (12) so long as no default or event of default has occurred and is continuing, investments in any person the primary business of which is located outside the United States and is related, ancillary or complementary to our business or that of our restricted subsidiaries, provided that the aggregate amount of investments pursuant to this clause does not exceed $25.0 million.

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

     Each restricted payment described in clauses (1) (to the extent not already taken into account for purposes of computing the aggregate amount of all restricted payments pursuant to clause (3) of the preceding paragraph), (4),
(7), (9), (10) and (12) of this paragraph shall be taken into account for purposes of computing the aggregate amount of all restricted payments pursuant to clause (3) of the preceding paragraph.

     The indenture provides that for purposes of this covenant:

          (1) an "investment" shall be deemed to have been made at the time any restricted subsidiary is designated as an unrestricted subsidiary in an amount (proportionate to our equity interest in such subsidiary) equal to the net worth of such restricted subsidiary at the time that such restricted subsidiary is designated as an unrestricted subsidiary ("net worth" to be calculated based upon the fair market value of the assets of such subsidiary as of any such date of designation);

          (2) at any date the aggregate of all restricted payments made as investments since June 21, 2000 shall exclude and be reduced by an amount (proportionate to our equity interest in such subsidiary) equal to the net worth of an unrestricted subsidiary at the time that such unrestricted subsidiary is designated a restricted subsidiary, not to exceed, in the case of any such redesignation of an unrestricted subsidiary as a restricted subsidiary, the amount of investments previously made by us and the restricted subsidiaries in such unrestricted subsidiary ("net worth" to be calculated based upon the fair market value of the assets of such subsidiary as of any such date of designation); and

          (3) any property transferred to or from an unrestricted subsidiary shall be valued at its fair market value at the time of such transfer.

  LIMITATIONS CONCERNING DISTRIBUTIONS AND TRANSFERS BY RESTRICTED SUBSIDIARIES

     The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any of our restricted subsidiaries to:

          (a) pay, directly or indirectly, dividends or make any other distributions in respect of its capital stock or pay any indebtedness or other obligation owed to us or any of our restricted subsidiaries;

          (b) make loans or advances to us or any of our restricted subsidiaries; or

          (c) transfer any of its property or assets to us or any of our restricted subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

             (1) any agreement in effect on June 21, 2000 as any such agreement is in effect on such date;

             (2) the credit agreement;

             (3) any agreement relating to any indebtedness incurred by such restricted subsidiary prior to the date on which such restricted subsidiary was acquired by us and outstanding on such date and not incurred in anticipation or contemplation of becoming a restricted subsidiary and provided such encumbrance or restriction shall not apply to any of our assets or assets of our restricted subsidiaries other than such restricted subsidiary;

             (4) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of a restricted subsidiary; provided, however, that such encumbrance or restriction is applicable only to such restricted subsidiary or assets;

             (5) an agreement effecting a renewal, exchange, refunding, amendment or extension of indebtedness incurred pursuant to an agreement referred to in clause (1) or (3) above; provided, however, that the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the

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

        reasonable judgment of our board of directors as evidenced by a resolution of such board of directors filed with the trustee;

             (6) the indenture;

             (7) applicable law;

             (8) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any of our restricted subsidiaries;

             (9) restrictions contained in indebtedness permitted to be incurred subsequent to June 21, 2000 pursuant to the provisions of the covenant described under "-- Limitation on Indebtedness"; provided that any such restrictions are ordinary and customary with respect to the type of indebtedness incurred;

             (10) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (c) of this covenant; or

             (11) restrictions of the type referred to in clause (c) of this covenant contained in security agreements securing indebtedness of any of our restricted subsidiaries to the extent that such liens were otherwise incurred in accordance with "-- Limitation on Liens" below and restrict the transfer of property subject to such agreements.

  LIMITATION ON LIENS

     The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, incur any lien on or with respect to any property or assets of ours or such restricted subsidiary owned on June 21, 2000 or thereafter acquired or on the income or profits thereof to secure indebtedness, without making, or causing any such restricted subsidiary to make, effective provision for securing the notes and all other amounts due under the indenture (and, if we shall so determine, any other indebtedness of ours or such restricted subsidiary, including subordinated indebtedness; provided, however, that liens securing the notes and any indebtedness pari passu with the notes are senior to such liens securing such subordinated indebtedness) equally and ratably with such indebtedness or, in the event such indebtedness is subordinate in right of payment to the notes or the guarantee, prior to such indebtedness, as to such property or assets for so long as such indebtedness shall be so secured.

     The foregoing restrictions do not apply to:

          (1) liens existing on June 21, 2000 securing indebtedness existing on June 21, 2000;

          (2) liens securing senior debt (including liens securing indebtedness outstanding under the credit agreement) and any guarantees thereof or indebtedness under any interest rate hedge or exchange or other similar agreement to the extent entered into to hedge any floating rate indebtedness permitted under the indenture, in each case to the extent that the indebtedness secured thereby is permitted to be incurred under the covenant described under "-- Limitation on Indebtedness" above; provided, however, that indebtedness under the credit agreement shall be deemed not to have been incurred in violation of such provisions for purposes of this clause (2) if the holder(s) of such indebtedness or their agent or representative shall have received a representation from us to the effect that the incurrence of such indebtedness does not violate such provision;

          (3) liens securing only the notes and the guarantees;

          (4) liens in favor of us or a guarantor;

          (5) liens to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property (or any other capital expenditure financing) subject to such liens; provided, however, that (a) the aggregate principal amount of any indebtedness secured by such a lien does not exceed 100% of such purchase price or cost, (b) such lien does not extend to or cover any other property other than such item of property and any improvements on

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

     such item, (c) the indebtedness secured by such lien is incurred by us within 180 days of the acquisition, construction or improvement of such property and (d) the incurrence of such indebtedness is permitted by the provisions of the indenture described under "-- Limitation on Indebtedness" above;

          (6) liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition);

          (7) liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with us or any such restricted subsidiary (and not created in anticipation or contemplation thereof);

          (8) liens to secure indebtedness incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any indebtedness secured by liens referred to in clauses (1) through (7), (9) through (12) and (14) of this paragraph so long as such liens do not extend to any other property and the principal amount of indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the indebtedness renewed, refinanced or refunded or the amount of any premium reasonably determined by us as necessary to accomplish such renewal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such indebtedness reasonably incurred in connection with such renewal, refinancing or refunding;

          (9) liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee;

          (10) liens securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course or business;

          (11) liens consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under workers compensation, unemployment insurance or similar legislation;

          (12) liens arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings; and

          (13) liens incurred in the ordinary course of business securing assets not having a fair market value in excess of $5.0 million.

  LIMITATION ON CERTAIN ASSET DISPOSITIONS

     The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, directly or indirectly, make one or more asset dispositions unless:

          (1) we or such restricted subsidiary, as the case may be, receive consideration for such asset disposition at least equal to the fair market value of the assets sold or disposed of as determined by our board of directors in good faith amid evidenced by a resolution of such board of directors filed with the trustee;

          (2) not less than 75% of the consideration for the disposition consists of (a) cash or readily marketable securities or the assumption of indebtedness (other than non-recourse indebtedness or any subordinated indebtedness) of ours or such restricted subsidiary or other obligations relating to such assets (and release of us or of such restricted subsidiary from all liability on the indebtedness or other obligations assumed) or (b) assets which constitute or are part of businesses which are related to our business or that of our restricted subsidiaries as of June 21, 2000 or which assets consist of the issued and outstanding capital stock of a person (which becomes a restricted subsidiary as a result of the transaction) the assets of which are principally comprised of such assets; and

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

          (3) all net available proceeds, less any amounts invested within 360 days of such asset disposition in assets related to our business or that of our restricted subsidiaries (including in the capital stock of another person (other than any person that is our restricted subsidiary immediately prior to such investment); provided, however, that immediately after giving effect to any such investment in capital stock (and not prior thereto) such person shall be our restricted subsidiary), (a) are applied, on or prior to the 360th day after such asset disposition, unless and to the extent that we shall determine to make an offer to purchase, to the permanent reduction and prepayment of any senior debt of ours or of any of our subsidiaries then outstanding (including a permanent reduction of commitments in respect thereof) or (b) are committed to the repayment, on a date no later than substantially concurrently with the consummation of an offer to purchase, of any indebtedness which is pari passu in right of payment with the notes on a pro rata basis with the notes.

     Any net available proceeds from any asset disposition which is subject to the preceding paragraph that are not applied or committed as provided in the preceding paragraph shall be used promptly after the expiration of the 360th day after such asset disposition, or promptly after we shall have earlier determined to not apply any net available proceeds therefrom as provided in clause (3) of the preceding paragraph, to make an offer to purchase outstanding notes at a purchase price in cash equal to 100% of their principal amount plus accrued interest to the purchase date.

     Notwithstanding the foregoing, we may defer making any offer to purchase outstanding notes until there are aggregate unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15.0 million (at which time, the entire unutilized net available proceeds from asset dispositions otherwise subject to the two preceding paragraphs, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this covenant).

     Any remaining net available proceeds following the completion of the required offer to purchase (and any concurrent offer to repurchase pari passu indebtedness) may be used by us for any other purpose (subject to the other provisions of the indenture) and the amount of net available proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent asset disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of the indenture described under "-- Mergers, Consolidations and Certain Sales of Assets" below.

     In the event that we make an offer to purchase the notes, we shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

  LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS

     The indenture provides that we will not:

          (1) directly or indirectly incur any indebtedness that by its terms would expressly rank senior in right of payment to the notes and expressly rank subordinate in right of payment to any senior debt and

          (2) permit a guarantor to, and no guarantor will, directly or indirectly incur any indebtedness that by its terms would expressly rank senior in right of payment to the guarantee of such guarantor and expressly rank subordinate in right of payment to any senior debt of such guarantor.

  LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     The indenture provides that we will not, and will not permit any of our restricted subsidiaries to transfer, convey, sell or otherwise dispose of any shares of capital stock of any of our restricted subsidiaries, except:

          (1) to us or to a wholly owned subsidiary;

          (2) issuances of director's qualifying shares or sales to foreign nationals of shares of capital stock of foreign restricted subsidiaries, to the extent required by applicable law;

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

          (3) if immediately after giving effect to such issuance or sale, such restricted subsidiary would no longer constitute a restricted subsidiary and any investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; or

          (4) issuances or sales of common stock of a restricted subsidiary, provided that we apply or such restricted subsidiary applies the net available proceeds, if any, of any such sale in accordance with the provisions of the "Limitation on Certain Asset Dispositions" covenant described above.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

     The indenture provides that we will not, and will not permit any of our restricted subsidiaries to, enter into directly or indirectly any transaction with any of our respective affiliates or related persons (other than us or any of our restricted subsidiaries), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or investment, either directly or indirectly, involving aggregate consideration in excess of $2.0 million unless a majority of the disinterested directors of our board of directors determines, in its good faith judgment evidenced by a resolution of such board of directors filed with the trustee, that the terms of such transaction are at least as favorable as the terms that could be obtained by us or such restricted subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; provided, however, that if the aggregate consideration is in excess of $20.0 million we shall also obtain, prior to the consummation of the transaction, the favorable opinion as to the fairness of the transaction to us or such restricted subsidiary, from a financial point of view from an independent financial advisor.

     The provisions of this covenant shall not apply to:

          (1) transactions permitted by the provisions of the indenture described above under the caption "-- Limitation on Restricted Payments" above; and

          (2) reasonable fees and compensation paid to, and indemnity provided on behalf of our officers, directors and employees and those of our restricted subsidiaries as determined in good faith by our board of directors or our authorized executive officers, as the case may be.

  CHANGE OF CONTROL

     Within 30 days following the date of the consummation of a transaction resulting in a change of control, we will commence an offer to purchase all outstanding notes at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the purchase date. Such offer to purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each holder shall be entitled to tender all or any portion of the notes owned by such holder pursuant to the offer to purchase, subject to the requirement that any portion of a note tendered must bear an integral multiple of $1,000 principal amount.

     A "change of control" will be deemed to have occurred in the event that (whether or not otherwise permitted by the indenture), after June 21, 2000:

          (1) any person or any persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "group"), together with any affiliates or related persons thereof, other than any such person, persons. affiliates or related person who are permitted holders, shall "beneficially own" (as defined in Rule l3d-3 under the Exchange Act, or any successor provision thereto), directly or indirectly, at least (a) 50% of the voting power of our outstanding voting stock or (b) 40% of the voting power of our outstanding voting stock and in the case of clause (b) the permitted holders own less than such person or group (in doing the "own less than" comparison in this clause (b), the holdings of the permitted holders who are members of the new group shall not be counted in the shares held in the aggregate by permitted holders); provided that in no event shall a "governance change", within the meaning of the amended and restated limited liability company agreement of Tekni-Plex Partners and the limited liability company agreement of MST/TP Partners, in each case as in effect on June 21, 2000, be deemed to be a change of control under the indenture;
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

          (2) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by us or any of our restricted subsidiaries of all or substantially all of the consolidated assets of us and our restricted subsidiaries to any person;

          (3) we consolidate with or merge with or into another person or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which immediately after the consummation thereof persons owning a majority of our voting stock immediately prior to such consummation shall cease to own a majority of our voting stock, or, if we are not the surviving entity, a majority of the voting stock of such surviving entity;

          (4) continuing directors cease to constitute at least a majority of our board of directors; or

          (5) our stockholders approve any plan or proposal for our liquidation or dissolution.

     In no event would the sale of our common stock to an underwriter or a group of underwriters in privity of contract with us (or anybody in privity of contract with such underwriters) be deemed to be a change of control or be deemed the acquisition of more than 40% of the voting power of our outstanding voting stock by a person or any group unless such common stock is not held in an investment account in which case the investment account would be treated without giving effect to the foregoing part of this sentence.

     The indenture will acknowledge that, prior to the mailing of a notice to each holder regarding the offer to purchase, but in any event within 30 days following the date on which a change of control occurs, we will be obligated under the credit agreement as in effect on June 21, 2000 to:

          (1) repay in full all indebtedness under the credit agreement (and terminate all such commitments) or offer to repay in full all such indebtedness (and terminate all such commitments) and to repay the indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer; or

          (2) obtain the requisite consents under the credit agreement to permit the repurchase of the notes as provided below.

     We will first comply with our obligations described in the preceding sentence before it will be required to offer to repurchase notes pursuant to the provisions described below, provided that nothing in the preceding paragraph or this paragraph shall eliminate our obligation to consummate an offer to purchase the notes within 90 days of the consummation of a transaction resulting in a change of control.

     In the event that we make an offer to purchase the notes, we shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

     With respect to the sale of assets referred to in the definition of "change of control," the phrase "all or substantially all" of our assets will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurances can be given that we will be able to acquire notes tendered upon the occurrence of a change of control. Our ability to pay cash to the holders of notes upon a change of control may be limited by its then existing financial resources. The credit agreement will contain certain covenants prohibiting, or requiring waiver or consent of the lenders thereunder prior to, the repurchase of the notes upon a change of control and our future debt agreements may provide the same. If we do not obtain such waiver or consent to repay such indebtedness, we will remain prohibited from repurchasing the notes. In such event, our failure to purchase tendered notes would constitute an event of default under the indenture (without any further grace period) which would in turn constitute a default under the credit agreement and possibly other indebtedness. If such a cross-default leads to an acceleration of the obligations under the credit agreement or any other senior debt, the payment on the notes would be effectively subordinated to any such senior debt. None of the provisions relating to a repurchase upon a change of control are waivable by our board of directors or the trustee.

     The foregoing provisions will not prevent us from entering into transactions of the types described above with management or their affiliates. In addition, such provisions may not necessarily afford the holders of the

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

notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders because such transactions may not involve a shift in voting power or beneficial ownership, or even if they do, may not involve a shift of the magnitude required under the definition of change of control to trigger the provisions. Nonetheless, such provisions may have the effect of deterring certain mergers, tender offers, takeover attempts or similar transactions by increasing the cost of such a transaction and may limit our ability to obtain additional equity financing in the future.

  FUTURE GUARANTORS

     The indenture provides that we shall not create or acquire, nor permit any of its domestic restricted subsidiaries to create or acquire, any domestic restricted subsidiary after June 21, 2000 unless, at the time such domestic restricted subsidiary has either assets or stockholder's equity in excess of $25,000, such domestic restricted subsidiary:

          (1) executes and delivers to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such domestic restricted subsidiary shall unconditionally guarantee all of our obligations under the notes and the indenture on the terms set forth in the indenture; and

          (2) delivers to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such domestic restricted subsidiary and constitutes a legal, valid, binding and enforceable obligation of such domestic restricted subsidiary.

  PROVISION OF FINANCIAL INFORMATION

     Whether or not we are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, we shall file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if we were so required, such documents to be filed with the SEC on or prior to the respective dates (the "required filing dates") by which we would have been required so to file such documents if we were so required.

     We shall also in any event:

          (1) within 15 days of each required filing date (a) transmit or cause to be transmitted by mail to all holders of notes, as their names and addresses appear in the note register, without cost to such holders, and
     (b) file with the trustee, copies of the annual reports, quarterly reports and other documents which we are required to file with the SEC pursuant to the preceding sentence; and

          (2) if, notwithstanding the preceding sentence, filing such documents by us with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder of notes.

  MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

     We will not consolidate or merge with or into any person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any of our restricted subsidiaries to consolidate or merge with or into any person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of our assets (determined on a consolidated basis for us and our restricted subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any person unless, in each such case:

          (1) the entity formed by or surviving any such consolidation or merger (if other than us or such restricted subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "surviving entity"), is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) if there is a surviving entity, the surviving entity assumes by supplemental indenture all of our obligations (or in the case a restricted subsidiary is the surviving entity, the obligations of such restricted subsidiary) on the notes and under the indenture;

          (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, we or the surviving entity, as the case may be:

             (a) shall have a consolidated net worth equal to or greater than our consolidated net worth immediately prior to such transaction; and

             (b) could incur at least $1.00 of indebtedness pursuant to clause
        (1) of the provisions of the indenture described under "-- Limitation on Indebtedness" above.

          (4) immediately before and after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of any of such restricted subsidiaries as a result of such transaction as having been incurred by us or such restricted subsidiary, as the case may be, at the time of the transaction, no default or event of default shall have occurred and be continuing; and

          (5) if, as a result of any such transaction, our property or assets or those of any of our restricted subsidiaries would become subject to a lien not excepted from the provisions of the indenture described under "-- Limitation on Liens" above, we, such Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the notes as required by said covenant.

     The provisions of the foregoing paragraph shall not apply to any merger of any of our restricted subsidiaries with or into us or any of our wholly owned subsidiaries or any transaction pursuant to which a guarantor, is to be released in accordance with the terms of the guarantee and the indenture in connection with any transaction complying with the provisions of the indenture described under "-- Limitation on Certain Asset Dispositions" above.

EVENTS OF DEFAULT

     The following are events of default under the indenture:

          (1) failure to pay principal of (or premium, if any, on) any note when due (whether or not prohibited by the provisions of the indenture described under "-- Ranking" above);

          (2) failure to pay any interest on any note when due, and the default continues for 30 days (whether or not prohibited by the provisions of the indenture described under "-- Ranking" above);

          (3) default in the payment of principal of and interest on notes required to be purchased pursuant to an offer to purchase as described under "-- Covenants -- Change of Control" and "-- Covenants -- Limitation on Certain Asset Dispositions" above when due and payable (whether or not prohibited by the provisions of the indenture described under "-- Ranking" above);

          (4) failure to perform or comply with any of the provisions described under "-- Covenants -- Mergers, Consolidations and Certain Sales of Assets" above;

          (5) failure to perform any other covenant or agreement of ours under the indenture or the notes and the default continues for 60 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of outstanding notes;

          (6) default under the terms of one or more instruments evidencing or securing indebtedness of ours or of any of our restricted subsidiaries having an outstanding principal amount of $20 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such indebtedness or failure to pay principal when due at the stated maturity of any such indebtedness;

          (7) the rendering of a final judgment or judgments (not subject to appeal) against us or any of our restricted subsidiaries in an amount of $10 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (8) certain events of bankruptcy, insolvency or reorganization affecting us or any of our material subsidiaries; and

          (9) any guarantee ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or a guarantor denies its liability under the guarantee (other than by reason of a release of such guarantor from the guarantee in accordance with the terms of the indenture and the guarantee).

     If an event of default (other than an event of default with respect to us described in clause (8) of the preceding paragraph) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may accelerate the maturity of all notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture; and provided, further, that so long as the credit agreement shall be in full force and effect, if an event of default shall have occurred and be continuing (other than as specified under clause (8) above), the notes shall not become due and payable until the earlier to occur of (x) five business days following delivery of a written notice of such acceleration of the notes to the agent under the credit agreement, if such event of default has not been cured prior to such fifth business day, and (y) the acceleration of any indebtedness under the credit agreement. If an event of default specified in clause (8) of the preceding paragraph with respect to us occurs, the outstanding notes will ipso facto become immediately due and payable without any declaration or other act on the part of the trustee or any holder. For information as to waiver of defaults, see "-- Modification and Waiver."

     The indenture provides that the trustee shall, within 30 days after the occurrence of any default or event of default with respect to the notes, give the holders thereof notice of all uncured defaults or events of default known to it; provided, however, that, except in the case of an event of default or a default in payment with respect to the notes or a default or event of default in complying with "-- Covenants -- Mergers, Consolidations and Certain Sales of Assets," the trustee shall be protected in withholding such notice if and so long as the board of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the holders of the notes.

     No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing event of default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a note for enforcement of payment of the principal of and premium, if any, or interest on such note on or after the respective due dates expressed in such note.

     We are required to furnish to the trustee annually a statement as to its performance of certain of its obligations under the indenture and as to any default in such performance.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     We may terminate our substantive obligations and the substantive obligations of the guarantors in respect of the notes and the guarantees by delivering all outstanding notes to the trustee for cancellation and paying all sums payable by us on account of principal of, premium, if any, and interest on all notes or otherwise. In addition to the foregoing, we may, provided that no default or event of default has occurred and is continuing or would arise therefrom (or, with respect to a default or event of default specified in clause
(8) of "-- Events of Default" above, any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any senior debt would result therefrom, terminate our substantive obligations and the substantive obligations of the guarantors in respect of the notes and the guarantees (except for our obligation to pay the principal of (and premium, if any, on) and the interest on the notes and such guarantors's guarantee thereof) by:

          (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or United States government obligations sufficient (without reinvestment) to pay all remaining indebtedness on the notes;

          (2) delivering to the trustee either an opinion of counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations;

          (3) delivering to the trustee an opinion of counsel to the effect that our exercise of our option under this paragraph will not result in us, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended; and

          (4) complying with certain other requirements set forth in the indenture.

     In addition, we may, provided that no default or event of default has occurred, and is continuing or would arise therefrom (or, with respect to a default or event of default specified in clause (8) of "-- Events of Default" above, any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any senior debt would result therefrom, terminate all of our substantive obligations and all of the substantive obligations of the guarantors in respect of the notes and the guarantees (including our obligation to pay the principal of (and premium, if any, on) and interest on the notes and such guarantor's guarantee thereof by:

          (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or United States Government obligations sufficient (without reinvestment) to pay all remaining indebtedness on the notes;

          (2) delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an opinion of counsel based upon such a ruling addressed to the trustee or a change in the applicable federal tax law since the date of the indenture, to such effect;

          (3) delivering to the trustee an officers' certificate and an opinion of counsel to the effect that our exercise of our option under this paragraph will not result in us, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended; and

          (4) complying with certain other requirements set forth in the indenture.

     We may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the indenture or certain covenants in the instruments governing senior debt and we have delivered to the trustee and any paying agent an officers's certificate to that effect,

GOVERNING LAW

     The indenture, the notes and the guarantees are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

     Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of the holder of each note affected thereby:

          (1) change the stated maturity of the principal of or any installment of interest on any note or alter the optional redemption or repurchase provisions of any note or the indenture in a manner adverse to the holders of the notes;

          (2) reduce the principal amount of (or the premium) of any note;

          (3) reduce the rate of or extend the time for payment of interest on any note;

          (4) change the place or currency of payment of principal of (or premium) or interest on any note;

          (5) modify any provisions of the indenture relating to the waiver of past defaults (other than to add sections of the indenture subject thereto) or the right of the holders to institute suit for the enforcement of any payment on or with respect to any note or the guarantee, or the modification and amendment of the indenture and the notes (other than to add sections of the indenture or the notes which may not be amended, supplemented or waived without the consent of each holder affected);

          (6) reduce the percentage of the principal amount of outstanding notes necessary for amendment to or waiver of compliance with any provision of the indenture or the notes or for waiver of any default;

          (7) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any note (except a rescission of acceleration of the notes by the holders as provided in the indenture and a waiver of the payment default that resulted from such acceleration);

          (8) modify the ranking or priority of the notes or the guarantee, or modify the definition of senior debt or designated senior debt or amend or modify the subordination provisions of the indenture in any manner adverse to the holders;

          (9) release the guarantors from any of their respective obligations under the guarantee or the indenture otherwise than in accordance with the indenture; or

          (10) modify the provisions relating to any offer to purchase required under the covenants described under "-- Covenants -- Limitation on Certain Asset Dispositions" or "-- Covenants -- Change of Control" in a manner materially adverse to the holders of notes with respect to any asset disposition that has been consummated or change of control that has occurred.

     The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by us with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive any past default under the indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any note tendered pursuant to an offer to purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

THE TRUSTEE

     The indenture provides that, except during the continuance of a default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of a default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become our creditor, the guarantors, or any other obligor upon the notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or an affiliate of ours; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture or the registration rights agreement. Reference is made to the indenture or the registration rights agreement for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired indebtedness" means, with respect to any person, indebtedness of such person (1) existing at the time such person becomes a restricted subsidiary; (2) assumed in connection with the acquisition of assets from another person; or (3) incurred in connection with, or in contemplation of, such person becoming a restricted subsidiary or such acquisition, as the case may be.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of:

          (1) shares of capital stock of any of our restricted subsidiaries (other than directors' qualifying shares); or

          (2) our property or assets or the property or assets of any of our restricted subsidiaries other than in the ordinary course of business;

provided, however, that an asset disposition shall not include:

          (a) any sale, transfer or other disposition of shares of capital stock, property or assets by any of our restricted subsidiaries to us or to any of our wholly owned subsidiaries;

          (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business;

          (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $5 million individually;

          (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

          (e) any lien (or foreclosure thereon) securing indebtedness to the extent that such lien is granted in compliance with "-- Covenants -- Limitation on Liens" above;

          (f) any restricted payment permitted by "-- Covenants -- Limitation on Restricted Payments" above;

          (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in our business or that of any of our restricted subsidiaries;

          (h) the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under "-- Covenants -- Mergers, Consolidations and Certain Sales of Assets" above; provided, that the assets not so sold, leased, conveyed, disposed of or otherwise transferred shall be deemed an asset disposition; or

          (i) any disposition that constitutes a change of control.

     "Average life" means, as of the date of determination, with respect to any indebtedness for borrowed money or preferred stock, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such indebtedness or preferred stock, respectively, and the amount of such principal or liquidation value payments, by (2) the sum of all such principal or liquidation value payments.

     "Bankruptcy Code" means Title 11 of United States Code.

     "Capital lease obligations" of any person means the obligations to pay rent or other amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such person.

     "Common stock" of any person means capital stock of such person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of capital stock of any other class of such person.

     "Consolidated cash flow available for fixed charges" of any person means for any period the consolidated net income of such person for such period increased (to the extent consolidated net income for such period has been reduced thereby) by the sum of (without duplication):

          (1) consolidated interest expense of such person for such period, plus

          (2) consolidated income tax expense of such person for such period, plus

          (3) the consolidated depreciation and amortization expense included in the income statement of such person prepared in accordance with GAAP for such period, plus

          (4) any other non-cash charges to the extent deducted from or reflected in consolidated net income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

     "Consolidated cash flow ratio" of any person means for any period the ratio of:

          (1) consolidated cash flow available for fixed charges of such person for such period, to

          (2) the sum of:

             (a) consolidated interest expense of such person for such period, plus

             (b) the annual interest expense with respect to any indebtedness proposed to be incurred by such person or our restricted subsidiaries, minus

             (c) consolidated interest expense of such person to the extent included in clause (2)(a) with respect to any indebtedness that will no longer be outstanding as a result of the incurrence of the indebtedness proposed to be incurred, plus

             (d) the annual interest expense with respect to any other indebtedness incurred by such person or our restricted subsidiaries since the end of such period to the extent not included in clause
        (2)(a), minus

             (e) consolidated interest expense of such person to the extent included in clause (2)(a) with respect to any indebtedness that no longer is outstanding as a result of the incurrence of the indebtedness referred to in clause (2)(d).

     In making such computation, the consolidated interest expense of such person attributable to interest on any indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period.

     In the event such person or any of its restricted subsidiaries has made any asset dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other persons by merger, consolidation or purchase of capital stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the asset dispositions or acquisitions had taken place on the first day of such period.

     Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision and may include reasonably ascertainable cost savings.

     "Consolidated income tax expense" of any person means for any period the consolidated provision for income taxes of such person and its restricted subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated interest expense" for any person means for any period, without duplication:

          (1) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such person and its restricted subsidiaries for such period calculated on a consolidated basis in accordance with GAAP and

          (2) dividend requirements of such person and its restricted subsidiaries with respect to disqualified stock and with respect to all other preferred stock of restricted subsidiaries of such person (in each case whether in cash or otherwise (except dividends payable solely in shares of capital stock of such person or such restricted subsidiary)) paid, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated federal, state and local tax rate of such person, expressed as a decimal.

     "Consolidated net income" of any person means for any period the consolidated net income (or loss) of such person and its restricted subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom:

          (1) the net income (or loss) of any person acquired by such person or a restricted subsidiary of such person in a pooling-of-interests transaction for any period prior to the date of such transaction;

          (2) the net income (but not net loss) of any restricted subsidiary of such person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such person to the extent of such restrictions (regardless of any waiver thereof);

          (3) non-cash gains and losses due solely to fluctuations in currency values;

          (4) the net income of any person that is not a restricted subsidiary of such person, except to the extent of the amount of dividends or other distributions representing such person's proportionate share of such other person's net income for such period actually paid in cash to such person by such other person during such period;

          (5) gains but not losses on asset dispositions by such person or its restricted subsidiaries;

          (6) all extraordinary gains and losses determined in accordance with GAAP; and

          (7) in the case of a successor to the referent person by consolidation or merger or as a transferee of the referent person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated net worth" of any person means the consolidated stockholders' equity of such person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to disqualified capital stock of such person.

     "Continuing director" means a director who either was a member of our board of directors on June 21, 2000 or who became one of our directors subsequent to the issue date and whose election, or nomination for election by our stockholders, was duly approved by a majority of the continuing directors then on our board of directors in accordance with the investors' agreement or otherwise, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

     "Credit agreement" means the amended and restated credit agreement, to be dated as of June 21, 2000, among us, as borrower thereunder, and Morgan Guaranty Trust Company of New York, as agent on behalf of itself and the others named therein, and any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto or replacements thereof (including, without limitation, any amendment increasing the amount borrowed thereunder) and any agreement providing therefor whether by or with the same or any other lender, creditors, or group of creditors and including related notes, guarantee agreements, security agreements and other instruments and agreements executed in connection therewith.

     "Default" means any event that is, or after notice or lapse of time or both would become, an event of default.

     "Designated senior debt" means (1) so long as the credit agreement is in effect, the senior debt incurred thereunder and (2) thereafter, any other senior debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as designated senior debt by our board of directors at the time of initial issuance in a resolution delivered to the trustee.

     "Disqualified stock" of any person means any capital stock of such person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the notes (other than pursuant to change of control provisions similar to those applicable to the notes, provided that such provisions expressly provide that no payment can be made on such stock until any offer to purchase required pursuant to the provisions described under "-- Change of Control" above shall have been consummated and paid in full).

     "Domestic restricted subsidiary" means any of our restricted subsidiaries organized and existing under the laws of the United States, any state thereof or the District of Columbia.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "GAAP" means generally accepted accounting principles, consistently applied, as in effect on June 21, 2000 in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

     "Guarantee" means the guarantee of the senior subordinated notes by each guarantor under the indenture.

     "Guarantor" means (1) each domestic restricted subsidiary on June 21, 2000 with assets or stockholder's equity in excess of $25,000 and (2) each domestic restricted subsidiary, if any, of ours formed or acquired after the issue date, which pursuant to the terms of the indenture executes a supplement to the indenture as a guarantor.

     "Incur" means, with respect to any indebtedness or other obligation of any person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing). Indebtedness of any person or any of its restricted subsidiaries existing at the time such person becomes our restricted subsidiary (or is merged into or consolidates with us or any of our restricted subsidiaries), whether or not such indebtedness was incurred in connection with, or in contemplation of, such person becoming our restricted subsidiary (or being merged into or consolidated with us or any of our restricted subsidiaries), shall be deemed incurred at the time any such person becomes our restricted subsidiary or merges into or consolidates with us or any of our restricted subsidiaries.

     "Indebtedness" means (without duplication), with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

          (1) every obligation of such person for money borrowed;

          (2) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

          (3) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person outstanding for more than 15 days;

          (4) every obligation of such person issued or assumed as the deferred purchase price of property or services outstanding for more than 15 days (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith);

          (5) every capital lease obligation of such person;

          (6) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such person; and

          (7) every obligation of the type referred to in clauses (1) through
     (6) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

     Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any of our disqualified stock owned by any person other than us or any of our restricted subsidiaries, and any preferred stock of any of our restricted subsidiaries. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such person. Indebtedness shall not include obligations arising from agreements of ours or of any of our restricted subsidiaries to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of any of our restricted subsidiaries. The amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in accordance with GAAP.

     "Investment" by any person means any direct or indirect loan, advance, guarantee or other extension of credit (excluding credit balances in bank accounts or similar accounts with other financial institutions) or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidence of indebtedness issued by any other person.

     "Investors' agreement" means the investors' agreement be dated as of June 21, 2000 among Tekni-Plex, Tekni-Plex Partners, MST/TP Partners, Dr. Smith, Michael F. Cronin and Tekni-Plex Management as in effect on June 21, 2000.

     "Issue date" means the original issue date of the notes offered by this offering memorandum.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Material subsidiary" means, at any date of determination, any subsidiary that, together with its subsidiaries, (1) for our most recent fiscal year accounted for more than 5% of our consolidated revenues or (2) as of the end of such fiscal year, was the owner of more than 5% of our consolidated assets, all as set forth on our most recently available consolidated financial statements for such fiscal year prepared in conformity with GAAP.

     "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

     "Net available proceeds" from any asset disposition by any person means cash or readily marketable securities received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such asset disposition, net of:

          (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such asset disposition;

          (2) all payments made by such person or its restricted subsidiaries on any indebtedness which is secured by such assets in accordance with the terms of any lien upon or with respect to such assets or which must by the terms of such lien, or in order to obtain a necessary consent to such asset disposition or by applicable law, be repaid out of the proceeds from such asset disposition;

          (3) all payments made with respect to liabilities associated with the assets which are the subject of the asset disposition, including, without limitation, trade payables and other accrued liabilities;

          (4) appropriate amounts to be provided by such person or any restricted subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such person or any restricted subsidiary thereof, as the case may be, after such asset disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such asset disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become net available proceeds to be allocated in accordance with the provisions of clause (3) of the covenant of the indenture described under "-- Covenants -- Limitation on Certain Asset Dispositions"); and

          (5) all distributions and other payments made to minority interest holders in restricted subsidiaries of such person or joint ventures as a result of such asset disposition.

     "Net investment" means the excess of:

          (1) the aggregate amount of all Investments in unrestricted subsidiaries or joint ventures made by us or any restricted subsidiary on or after June 21, 2000 (in the case of an investment made other than in cash, the amount shall be the fair market value of such investment as determined in good faith by our board of directors or such restricted subsidiary); over

          (2) the aggregate amount returned in cash on or with respect to such investments whether through interest payments, principal payments, dividends or other distributions or payments;

provided, however, that such payments or distributions shall not be (and have not been) included in subclause (b) of clause (3) of the first paragraph described under "-- Covenants Limitation on Restricted Payments", provided, further that with respect to all Investments made in any unrestricted subsidiary or joint venture the amounts referred to in clause (2) above with respect to such investments shall not exceed the aggregate amount of all such investments made in such unrestricted subsidiary or joint venture.

     "Offer to purchase" means a written offer (the "offer") sent by us by first class mail, postage prepaid, to each holder at his address appearing in the register for the notes on the date of the offer offering to purchase up to the principal amount of notes specified in such offer at the purchase price specified in such offer (as determined pursuant to the indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the "expiration date") of the offer to purchase which shall be not less than 30 days nor more than 60 days after the date of such offer and a settlement date (the "purchase date") for purchase of notes within five business days after the expiration date. We shall notify the trustee at least 15 business days (or such shorter period as is acceptable to the trustee) prior to the mailing of the offer of our obligation to make an offer to purchase, and the offer shall be mailed by us or, at our request, by the trustee in the name and at our expense. The offer shall contain all the information required by applicable law to be included therein. The offer shall contain all instructions and materials necessary to enable such holders to tender notes pursuant to the offer to purchase.

     The offer shall also state:

          (1) the section of the indenture pursuant to which the offer to purchase is being made;

          (2) the expiration date and the purchase date;

          (3) the aggregate principal amount of the outstanding notes offered to be purchased by us pursuant to the offer to purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the section of the indenture requiring the offer to purchase) (the "purchase amount");

          (4) the purchase price to be paid by us for each $1,000 aggregate principal amount of notes accepted for payment (as specified pursuant to the indenture) (the "purchase price");

          (5) that the holder may tender all or any portion of the notes registered in the name of such holder and that any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where notes are to be surrendered for tender pursuant to the offer to purchase;

          (7) that interest on any note not tendered or tendered but not purchased by us pursuant to the offer to purchase will continue to accrue;

          (8) that on the purchase date the purchase price will become due and payable upon each note being accepted for payment pursuant to the offer to purchase and that interest thereon shall cease to accrue on and after the purchase date;

          (9) that each holder electing to tender all or any portion of a note pursuant to the offer to purchase will be required to surrender such note at the place or places specified in the offer prior to the close of business on the expiration date (such note being, if we or the trustee so require, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to us and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

          (10) that holders will be entitled to withdraw all or any portion of notes tendered if we (or our paying agent) receive, not later than the close of business on the fifth business day next preceding the expiration date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the note the holder tendered, the certificate number of the note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

          (11) that (a) if notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the offer to purchase, we shall purchase all such notes and (b) if notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer to purchase, we shall purchase notes having an aggregate principal amount equal to the purchase amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in the case of any holder whose note is purchased only in part, we shall execute and the trustee shall authenticate and deliver to the holder of such note without service charge, a new note or notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the note so tendered.

     An offer to purchase shall be governed by and effected in accordance with the provisions above pertaining to any offer.

     "Permitted holder" means:

          (1) Dr. F. Patrick Smith, Kenneth W.R. Baker and (a) entities controlled by such persons, (b) trusts for the benefit of such individual persons or the spouses, issue. parents or other relatives of such individual persons and (c) in the event of the death of any such individual person, heirs or testamentary legatees of such Person; and

          (2) Tekni-Plex Partners and entities controlled by such person.

     For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Permitted investments" means:

          (1) investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase;

          (2) investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency;

          (3) investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province thereof, in each case having a combined capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase;

          (4) investments representing capital stock or obligations issued or otherwise transferred to us or any of our restricted subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any of our debtors or those of any of our restricted subsidiaries;

          (5) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks;

          (6) any investment in any person; provided, however, that (a) after giving effect to any such investment such person shall become our restricted subsidiary or (b) such person is merged with or into, or substantially all of such person's assets are transferred to, us or any of our restricted subsidiaries;

          (7) receivables and prepaid expenses, in each ease arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such person in accordance with GAAP;

          (8) endorsements for collection or deposit in the ordinary course of business by such person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables;

          (9) any interest swap or hedging obligation with an unaffiliated person otherwise permitted by the indenture;

          (10) investments received as consideration for an asset disposition in compliance with the provisions of the indenture described under "-- Covenants -- Limitation on Certain Asset Dispositions" above;

          (11) investments in restricted subsidiaries or by virtue of which a person becomes a restricted subsidiary (including under circumstances in which equity interests in a restricted subsidiary are acquired from third parties subsequent to such person becoming a restricted subsidiary pursuant to the terms of any merger or acquisition or similar agreement in existence at the time such person became a restricted subsidiary); and

          (12) loans and advances to our employees or those of any of our restricted subsidiaries in the ordinary course of business.

     "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred stock", as applied to the capital stock of any person, means capital stock of such person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of capital stock of any other class of such person.

     "Purchase date" has the meaning set forth in the definition of "offer to purchase" above.

     "Recapitalization" means the transactions contemplated to occur prior to, on and immediately after June 21, 2000 by the recapitalization agreement dated as of April 12, 2000 among us, Tekni-Plex Partners LLC, MST/TP Partners, L.P. and the other parties thereto (including the exhibits thereto).

     "Related person" of any person means any other person directly or indirectly owning (1) 5% or more of the outstanding common stock of such person (or, in the case of a person that is not a corporation, 5% or more of the equity interest in such person) or (2) 5% or more of the combined voting power of the Voting Stock of such person.

     "Restricted subsidiary" means any of our subsidiaries other than an unrestricted subsidiary.

     "S&P" means Standard & Poor's Ratings Group or any successor to its debt rating business.

     "Senior debt" means, with respect to any person at any date:

          (1) in the case of us or a guarantor, all indebtedness and other obligations under the credit agreement, including, without limitation, principal, premium, if any, and interest on such indebtedness and all other amounts due on or in connection with such indebtedness including all charges, fees and expenses;

          (2) all other indebtedness of such person for money borrowed, including principal, premium, if any, and interest on such indebtedness, unless the instrument under which such indebtedness for money borrowed is created, incurred, assumed or guaranteed expressly provides that such indebtedness for money borrowed is not senior or superior in right of payment to the notes, and all renewals, extensions, modifications, amendments, refinancing or replacements thereof and all other indebtedness of such person of the types referred to in clauses (3), (4) (not including obligations issued or assumed as the deferred purchase price of services) and (6) of the definition of indebtedness; and

          (3) all interest on any indebtedness referred to in clauses (1) and
     (2) accruing during, or which would accrue but for, the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder.

Notwithstanding the foregoing, senior debt shall not include:

          (1) indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other indebtedness of such person; provided, however, that no indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other indebtedness of a person solely by reason of such other indebtedness being secured and such indebtedness not being secured;

          (2) the notes;

          (3) any indebtedness of such person to any of its subsidiaries;

          (4) indebtedness incurred in violation of the provisions of the indenture described under "-- Covenants -- Limitation on Indebtedness"; provided, however, that indebtedness under the credit agreement shall be deemed not to have been incurred in violation of such provisions for purposes of this clause (4) if the holder(s) of such indebtedness or their agent or representative shall have received a representation from us to the effect that the incurrence of such indebtedness does not violate such provision; and

          (5) any indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to us.

     "Subordinated indebtedness" means any indebtedness (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the notes.

     "Subsidiary" of any person means:

          (1) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more other subsidiaries thereof; or

          (2) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof.

     "Unrestricted subsidiary" means:

          (1) any subsidiary of ours formed or acquired after June 21, 2000 that at the time of determination is designated an unrestricted subsidiary by the board of directors in the manner provided below; and

          (2) any subsidiary of an unrestricted subsidiary.

     Any such designation by the board of directors will be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     Our board of directors may not designate any subsidiary of ours to be an unrestricted subsidiary if, after such designation:

          (1) we or any other restricted subsidiary (a) provides credit support for, or a guarantee of, any indebtedness of such subsidiary (including any undertaking, agreement or instrument evidencing such indebtedness) or (b) is directly or indirectly liable for any indebtedness of such subsidiary;

          (2) a default with respect to any indebtedness of such subsidiary (including any right which the holders thereof may have to take enforcement action against such subsidiary) would permit (upon notice, lapse of time or both) any holder of any other indebtedness of ours or of any restricted subsidiary to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; or

          (3) such subsidiary owns any capital stock of, or owns or holds any lien on any property of, any restricted subsidiary which is not a subsidiary of the subsidiary to be so designated.

     "Voting stock" of any person means the capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of old notes for new notes pursuant to the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old note for an exchange note pursuant to the exchange offer, the holder will have the same adjusted basis and holding period in the exchange note as in the old note immediately before the exchange.

     NOTEHOLDERS CONSIDERING THIS EXCHANGE OFFER ARE URGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

                              PLAN OF DISTRIBUTION

     Prior to the exchange offer, there has been no market for any of the new notes. The old notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") market. There can be no assurance that an active trading market will develop for, or as to the liquidity of, any of the old notes or the new notes.

     Each participating broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sales of the new notes by participating broker-dealers. New notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such new notes. Any participating broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The validity of the notes offered hereby will be passed upon for Tekni-Plex by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Tekni-Plex included in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $40,000,000

                                TEKNI-PLEX, INC.

                       OFFER TO EXCHANGE ALL OUTSTANDING
              12 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2010
                                      FOR
                   12 3/4% SENIOR SUBORDINATED NOTES DUE 2010
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Tekni-Plex's certificate of incorporation contains a provision eliminating the personal liability of its directors to the company or its shareowners for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. Tekni-Plex's bylaws provide for the mandatory indemnification of our directors and officers to the maximum extent permitted by Delaware law. Tekni-Plex's bylaws also provide (i) that we may expand the scope of the indemnification by individual contracts with our directors and officers, and
(ii) that we shall not be required by law, if the proceeding in which indemnification is sought was brought by a director or officer, it was authorized in advance by our board of directors, the indemnification is provided by us, in our sole discretion pursuant to powers vested in us under the Delaware law, or the indemnification is required by individual contract. In addition, our bylaws give us the power to indemnify our employees and agents to the maximum extent permitted by Delaware law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


 3.1   Restated Certificate of Incorporation of Tekni-Plex, Inc.*
 3.2   Amended and Restated By-laws of Tekni-Plex, Inc.*
 3.3   Certificate of Incorporation of PureTec Corporation.*
 3.4   By-laws of PureTec Corporation*
 3.5   Certificate of Incorporation of Tri-Seal Holdings, Inc.*
 3.6   By-laws of Tri-Seal Holding, Inc.*
 3.7   Certificate of Incorporation of Natvar Holdings, Inc.*
 3.8   By-laws of Natvar Holdings.*
 3.9   Certificate of Incorporation of Plastic Specialities and
       Technologies, Inc.*
 3.10  By-laws of Plastic Specialities and Technologies, Inc.*
 3.11  Certificate of Incorporation of Plastic Specialities and
       Technologies Investments, Inc.*
 3.12  By-laws of Plastic Specialities and Technologies
       Investments, Inc.*
 3.13  Certificate of Incorporation of Burlington Resins, Inc.*
 3.14  By-laws of Burlington Resins, Inc.*
 3.15  Certificate of Incorporation of Pure Tech APR, Inc.*
 3.16  By-laws of Pure Tech APR, Inc.*
 3.17  Certificate of Incorporation of TPI Acquisition Subsidiary,
       Inc.**
 3.18  By-laws of TPI Acquisition Subsidiary, Inc.**
 3.19  Certificate of Incorporation of Coast Recycling North, Inc.*
 3.20  By-laws of Coast Recycling North, Inc.*
 3.21  Certificate of Incorporation of Distributors Recycling,
       Inc.*
 3.22  By-laws of Distributors Recycling, Inc.*
 3.23  Certificate of Incorporation of REI Distributors, Inc.*
 3.24  By-laws of REI Distributors, Inc.*
 3.25  Certificate of Incorporation of Pure Tech Recycling of
       California.*
 3.26  By-laws of Pure Tech Recycling of California.*


 3.27  Certificate of Incorporation of Alumet Smelting Corp.*
 3.28  By-laws of Alumet Smelting Corp.*
 3.29  Certificate of Incorporation of TP/Elm Acquisition
       Subsidiary, Inc.**
 3.30  By-laws of TP/Elm Acquisition Subsidiary, Inc.**
 4.1 Indenture, dated as of June 21, 2000 among Tekni-Plex, Inc., the Guarantors listed therein and HSBC Bank USA, as Trustee.*
 4.2   First Supplemental Indenture, dated as of May 6, 2002 among
       Tekni-Plex, Inc., TPI Acquisition Subsidiary, Inc. and HSBC
       Bank USA, as Trustee**
 4.3 Second Supplemental Indenture, dated as of August 22, 2002 among Tekni-Plex, Inc., TP/Elm Acquisition Subsidiary, Inc.
       and HSBC Bank USA, as Trustee**
 4.4 Senior Subordinated Note and Guarantee (original not included; form of Note and Guarantee included in Exhibit
       4.1).
 4.5   Purchase Agreement, dated as of May 1, 2002 among
       Tekni-Plex, Inc., the Guarantors listed therein, and Lehman
       Brothers Inc.**
 4.6   Registration Right Agreement, dated as of May 6, 2002 among
       Tekni-Plex, Inc., the Guarantors listed therein and Lehman
       Brothers Inc.**
 5.1   Opinion of Davis Polk & Wardwell.**
12.1   Statement regarding Computation of Ratios.**
13.1   Annual Report on Form 10-K for the year ended June 29,
       2001**
13.2   Quarterly Report on Form 10-Q for the quarter ended
       September 28, 2001**
13.3   Quarterly Report on Form 10-Q for the quarter ended December
       28, 2001**
13.4   Quarterly Report on Form 10-Q for the quarter ended March
       28, 2002**
23.1   Consent of BDO Seidman LLP.**
23.2   Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
25.1   Statement of Eligibility of Trustee, HSBC Bank USA, on Form
       T-1.**
99.1   Form of Letter of Transmittal.**
99.2   Form of Notice of Guaranteed Delivery.**
99.3   Form of Tender Instructions.**
99.4   Form of Exchange Agent Agreement.**
99.5   Instruction to Registered Holders and/or Book-Entry Transfer
       Facility Participants.**
99.6   Broker's Letter to Clients.**
99.7   Exchange Offer Cover Letter.**

---------------

 * Filed previously as an Exhibit to our Registration Statement on Form S-4 (File No. 333-43800) filed on August 15, 2000.

** Filed herewith.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act or 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Tekni-Plex, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          TEKNI-PLEX, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                              Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August 2002 by the following persons in the capacities indicated.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ F. PATRICK SMITH                  Chairman of the Board and Chief Executive Officer
 ------------------------------------------------
                 F. Patrick Smith


              /s/ KENNETH W.R. BAKER                  Director, President and Chief Operating Officer
 ------------------------------------------------       (principal financial and accounting officer)
                Kenneth W.R. Baker


                /s/ ARTHUR P. WITT                            Director and Corporate Secretary
 ------------------------------------------------
                  Arthur P. Witt


              /s/ J. ANDREW MCWETHY                                       Director
 ------------------------------------------------
                J. Andrew McWethy


              /s/ MICHAEL F. CRONIN                                       Director
 ------------------------------------------------
                Michael F. Cronin


                 /s/ JOHN S. GEER                                         Director
 ------------------------------------------------
                   John S. Geer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PureTec Corporation, a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          PURETEC CORPORATION

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                              Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ F. PATRICK SMITH                  Chairman of the Board and Chief Executive Officer
 ------------------------------------------------
                 F. Patrick Smith


              /s/ KENNETH W.R. BAKER                  Director, President and Chief Operating Officer
 ------------------------------------------------       (principal financial and accounting officer)
                Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Tri-Seal Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          TRI-SEAL HOLDINGS, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                              Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ F. PATRICK SMITH                  Chairman of the Board and Chief Executive Officer
 ------------------------------------------------
                 F. Patrick Smith


              /s/ KENNETH W.R. BAKER                  Director, President and Chief Operating Officer
 ------------------------------------------------       (principal financial and accounting officer)
                Kenneth W.R. Baker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Natvar Holdings, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          NATVAR HOLDINGS, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                            Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
            /s/ F. PATRICK SMITH                 Chairman of the Board and Chief Executive
---------------------------------------------                     Officer
              F. Patrick Smith




           /s/ KENNETH W.R. BAKER                 Director, President and Chief Operating
---------------------------------------------   Officer (principal financial and accounting
             Kenneth W.R. Baker                                  officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Plastics Specialties and Technologies, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          PLASTICS SPECIALTIES AND TECHNOLOGIES,
                                          INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                            Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
            /s/ F. PATRICK SMITH                 Chairman of the Board and Chief Executive
---------------------------------------------                     Officer
              F. Patrick Smith




           /s/ KENNETH W.R. BAKER                 Director, President and Chief Operating
---------------------------------------------   Officer (principal financial and accounting
             Kenneth W.R. Baker                                  officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Plastics Specialties and Technologies Investments, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          PLASTICS SPECIALTIES AND TECHNOLOGIES
                                          INVESTMENTS, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                            Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
            /s/ F. PATRICK SMITH                 Chairman of the Board and Chief Executive
---------------------------------------------                     Officer
              F. Patrick Smith




           /s/ KENNETH W.R. BAKER                 Director, President and Chief Operating
---------------------------------------------   Officer (principal financial and accounting
             Kenneth W.R. Baker                                  officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Burlington Resins, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          BURLINGTON RESINS, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                            Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
            /s/ F. PATRICK SMITH                 Chairman of the Board and Chief Executive
---------------------------------------------                     Officer
              F. Patrick Smith




           /s/ KENNETH W.R. BAKER                 Director, President and Chief Operating
---------------------------------------------   Officer (principal financial and accounting
             Kenneth W.R. Baker                                  officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Pure Tech APR, Inc., a New York corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          PURE TECH APR, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                            Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August 2002 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
            /s/ F. PATRICK SMITH                 Chairman of the Board and Chief Executive
---------------------------------------------                     Officer
              F. Patrick Smith

           /s/ KENNETH W.R. BAKER                 Director, President and Chief Operating
---------------------------------------------   Officer (principal financial and accounting
             Kenneth W.R. Baker                                  officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TPI Acquisition Subsidiary, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          TPI ACQUISITION SUBSIDIARY, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                            Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August 2002 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
            /s/ F. PATRICK SMITH                 Chairman of the Board and Chief Executive
---------------------------------------------                     Officer
              F. Patrick Smith

           /s/ KENNETH W.R. BAKER                 Director, President and Chief Operating
---------------------------------------------   Officer (principal financial and accounting
             Kenneth W.R. Baker                                  officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Coast Recycling North, Inc., a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          COAST RECYCLING NORTH, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                            Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August 2002 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
            /s/ F. PATRICK SMITH                 Chairman of the Board and Chief Executive
---------------------------------------------                     Officer
              F. Patrick Smith

           /s/ KENNETH W.R. BAKER                 Director, President and Chief Operating
---------------------------------------------   Officer (principal financial and accounting
             Kenneth W.R. Baker                                  officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Distributors Recycling, Inc., a New Jersey corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          DISTRIBUTORS RECYCLING, INC.

                                          By:     /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                            Title:  Chairman of the Board and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August 2002 by the following persons in the capacities indicated.

                  SIGNATURE                                        TITLE
                  ---------                                        -----
            /s/ F. PATRICK SMITH                 Chairman of the Board and Chief Executive
---------------------------------------------                     Officer
              F. Patrick Smith

           /s/ KENNETH W.R. BAKER                 Director, President and Chief Operating
---------------------------------------------   Officer (principal financial and accounting
             Kenneth W.R. Baker                                  officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, REI Distributors, Inc., a New Jersey corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          REI DISTRIBUTORS, INC.

                                          By: /s/ F. PATRICK SMITH

                                            ------------------------------------
                                          Name: F. Patrick Smith
                                          Title:  Chairman of the Board and
                                          Chief
                                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ F. PATRICK SMITH                     Chairman of the Board and Chief Executive
-----------------------------------------------------                     Officer
                  F. Patrick Smith

               /s/ KENNETH W.R. BAKER                     Director, President and Chief Operating
-----------------------------------------------------   Officer (principal financial and accounting
                 Kenneth W.R. Baker                                       officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PureTech Recycling of California, a California corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          PURE TECH RECYCLING OF CALIFORNIA

                                          By: /s/ F. PATRICK SMITH

                                            ------------------------------------
                                            Name: F. Patrick Smith
                                          Title:  Chairman of the Board and
                                          Chief
                                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ F. PATRICK SMITH                     Chairman of the Board and Chief Executive
-----------------------------------------------------                     Officer
                  F. Patrick Smith

               /s/ KENNETH W.R. BAKER                     Director, President and Chief Operating
-----------------------------------------------------   Officer (principal financial and accounting
                 Kenneth W.R. Baker                                       officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Alumet Smelting Corp., a New Jersey corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          ALUMET SMELTING CORP.

                                          By: /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                              Title:  Chairman of the Board and
                                              Chief
                                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ F. PATRICK SMITH                     Chairman of the Board and Chief Executive
-----------------------------------------------------                     Officer
                  F. Patrick Smith

               /s/ KENNETH W.R. BAKER                     Director, President and Chief Operating
-----------------------------------------------------   Officer (principal financial and accounting
                 Kenneth W.R. Baker                                       officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, TP/Elm Acquisition Subsidiary, Inc., a Delaware corporation, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Coppell, Texas on August 22, 2002.

                                          TP/ELM ACQUISITION SUBSIDIARY, INC.

                                          By: /s/ F. PATRICK SMITH
                                            ------------------------------------
                                            Name: F. Patrick Smith
                                              Title:  Chairman of the Board and
                                            Chief
                                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 22nd day of August, 2002 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                /s/ F. PATRICK SMITH                     Chairman of the Board and Chief Executive
-----------------------------------------------------                     Officer
                  F. Patrick Smith

               /s/ KENNETH W. R. BAKER                    Director, President and Chief Operating
-----------------------------------------------------   Officer (principal financial and accounting
                 Kenneth W. R. Baker                                      officer)

                                 EXHIBIT INDEX

EXHIBIT
  NO.                            DESCRIPTION                            PAGE
-------                          -----------                            ----
     3.1 Restated Certificate of Incorporation of Tekni-Plex, Inc.*
     3.2 Amended and Restated By-laws of Tekni-Plex, Inc.*
     3.3 Certificate of Incorporation of PureTec Corporation.*
     3.4 By-laws of PureTec Corporation.*
     3.5 Certificate of Incorporation of Tri-Seal Holdings, Inc.*
     3.6 By-laws of Tri Seal Holdings, Inc.*
     3.7 Certificate of Incorporation of Natvar Holdings, Inc.*
     3.8 By-laws of Natvar Holdings.*
     3.9 Certificate of Incorporation of Plastic Specialities and
         Technologies, Inc.*
     3.10 By-laws of Plastic Specialities and Technologies, Inc.*
     3.11 Certificate of Incorporation of Plastic Specialities and
         Technologies Investments, Inc.*
     3.12 By-laws of Plastic Specialities and Technologies
         Investments, Inc.*
     3.13 Certificate of Incorporation of Burlington Resins, Inc.*
     3.14 By-laws of Burlington Resins, Inc.*
     3.15 Certificate of Incorporation of Pure Tech APR, Inc.*
     3.16 By-laws of Pure Tech APR, Inc.*
     3.17 Certificate of Incorporation of TPI Acquisition Subsidiary,
         Inc.**
     3.18 By-laws of TPI Acquisition Subsidiary, Inc.**
     3.19 Certificate of Incorporation of Coast Recycling North, Inc.*
     3.20 By-laws of Coast Recycling North, Inc.*
     3.21 Certificate of Incorporation of Distributors Recycling,
         Inc.*
     3.22 By-laws of Distributors Recycling, Inc.*
     3.23 Certificate of Incorporation of REI Distributors, Inc.*
     3.24 By-laws of REI Distributors, Inc.*
     3.25 Certificate of Incorporation of Pure Tech Recycling of
         California.*
     3.26 By-laws of Pure Tech Recycling of California.*
     3.27 Certificate of Incorporation of Alumet Smelting Corp.*
     3.28 By-laws of Alumet Smelting Corp.*
     3.29 Certificate of Incorporation of TP/Elm Acquisition
         Subsidiary, Inc.**
     3.30 By-laws of TP/Elm Acquisition Subsidiary, Inc.**
     4.1 Indenture, dated as of June 21, 2000 among Tekni-Plex, Inc., the Guarantors listed therein and HSBC Bank USA, as
         Trustee.*
     4.2 First Supplemental Indenture, dated as of May 6, 2002 among
         Tekni-Plex, Inc., TPI Acquisition Subsidiary, Inc. and HSBC
         Bank USA, as Trustee**
     4.3 Second Supplemental Indenture, dated as of August 22, 2002 among Tekni-Plex, Inc., TP/Elm Acquisition Subsidiary, Inc.
         and HSBC Bank USA, as Trustee**
     4.4 Senior Subordinated Note and Guarantee (original not
         included; form of Note and Guarantee included in Exhibit
         4.1).
     4.5 Purchase Agreement, dated as of May 1, 2002 among
         Tekni-Plex, Inc., the Guarantors listed therein, and Lehman
         Brothers Inc.**
     4.6 Registration Right Agreement, dated as of May 6, 2002 among
         Tekni-Plex, Inc., the Guarantors listed therein and Lehman
         Brothers Inc.**
     5.1 Opinion of Davis Polk & Wardwell.**
    12.1 Statement regarding Computation of Ratios.**
    13.1 Annual Report on Form 10-K for the year ended June 29,
         2001**

EXHIBIT
  NO.                            DESCRIPTION                            PAGE
-------                          -----------                            ----
    13.2 Quarterly Report on Form 10-Q for the quarter ended
         September 28, 2001**
    13.3 Quarterly Report on Form 10-Q for the quarter ended December
         28, 2001**
    13.4 Quarterly Report on Form 10-Q for the quarter ended March
         28, 2002**
    23.1 Consent of BDO Seidman LLP.**
    23.2 Consent of Davis Polk & Wardwell (included in Exhibit 5.1).
    25.1 Statement of Eligibility of Trustee, HSBC Bank USA, on Form
         T-1.**
    99.1 Form of Letter of Transmittal.**
    99.2 Form of Notice of Guaranteed Delivery.**
    99.3 Form of Tender Instructions.**
    99.4 Form of Exchange Agent Agreement.**
    99.5 Instruction to Registered Holders and/or Book-Entry Transfer
         Facility Participants.**
    99.6 Broker's Letter to Clients.**
    99.7 Exchange Offer Cover Letter.**

---------------

 * Filed previously as an Exhibit to the Form S-4 (File No. 333-43800) filed on August 15, 2000.

** Filed herewith.